UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DEVON ENERGY CORPORATION
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Commitment Runs Deep

2020

Notice of Annual Meeting

and Proxy Statement

LETTER TO STOCKHOLDERS

FROM THE CHAIR OF THE BOARD

Dear Fellow Stockholders:

Our proxy statements typically focus on actions and events in the prior year. This proxy statement does so as well, but we would be remiss if we didn’t acknowledge the extraordinary events that have transpired in early 2020. The COVID-19 pandemic and the oil supply standoff involving OPEC and Russia have resulted in steep declines in energy prices and the stock market that are putting our sector to the test. As always, the safety and health of our employees are of paramount concern. We have prudently positioned Devon to weather these challenging times.

The impact of the extraordinary events in early 2020 on Devon’s business and the energy industry in general will be reflected in our 2021 proxy statement, including the pay decisions that we report. We ask that when you read the material in this 2020 proxy statement that you do so remembering the 2019 context for the performance, governance, and compensation information in it—a year in which our stock price increased, and we reduced our long-term debt, high-graded our asset portfolio through strategic divestments, and re-aligned our overall cost structure.

We also call your attention to our progressive governance profile that we rely on as a foundation for our long-term performance. We have, among other things, majority voting, proxy access, and special meeting rights and have none of the unpopular anti-takeover provisions such as a standing poison pill, a supermajority voting standard, a classified board, or a dual-class voting structure. We have a steadily refreshed board that includes members who have been through industry lows in the past. We continue to underscore the importance of safety through the goals we set for executive compensation. We are also committed to peer-leading performance on environmental, social and governance (ESG) issues, which is illustrated by our embrace of ESG principles such as putting more ESG-relevant information in the hands of our stakeholders, setting company-wide ESG performance goals that are linked to executive compensation, and meaningfully engaging with our stakeholders.

The world will continue to need energy, including the energy that we provide. Our employees are resilient and up to the challenge, and we will push through this difficult period. We ask for your voting support.

Sincerely

Duane C. Radtke

Chair of the Board

Commitment Runs Deep

DEVON ENERGY CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time	8:00 a.m. (Central time) on Wednesday, June 3, 2020

Place

Devon Energy Center Auditorium

333 W. Sheridan Avenue

Oklahoma City, Oklahoma 73102

We intend to hold our annual meeting in person. However, we are actively monitoring the coronavirus (COVID-19); we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Any alternative arrangements for the meeting will be publicly announced on the Company’s “Investors” webpage at www.devonenergy.com and filed with the SEC. If you are planning to attend our meeting, please check the webpage one week prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

Items of Business

•   Elect eleven directors for a term of one year;

•   Ratify the appointment of the independent auditors for 2020;

•   Approve, in an advisory vote, executive compensation; and

•   Transact such other business as may properly come before the meeting or any adjournment of the meeting.

Who Can Vote

Stockholders of record at the close of business on April 6, 2020, are entitled to notice of and to vote at the meeting. You may examine a complete list of stockholders entitled to vote at the meeting during normal business hours for the ten days prior to the meeting at our offices and at the meeting.

Voting by Proxy

Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy by:

•   internet;

•   telephone; or

•   mail.

For specific information, please refer to the section entitled “Frequently Asked Questions About the Annual Meeting” beginning on page 86.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 3, 2020:

Our 2020 Proxy Materials, including the 2020 Proxy Statement and Annual Report on

Form 10-K for the year ended December 31, 2019, are available at

www.proxydocs.com/dvn.

BY ORDER OF THE BOARD OF DIRECTORS

Christopher J. Kirt

Vice President Corporate Governance

and Secretary

Oklahoma City, Oklahoma

April 22, 2020

Commitment Runs Deep

PROXY STATEMENT TABLE OF CONTENTS

i	Commitment Runs Deep

DEVON AT A GLANCE

We are furnishing you this Proxy Statement in connection with the solicitation of proxies by our Board of Directors (Board) to be used at the Annual Meeting and any adjournment thereof. The Annual Meeting will be held on Wednesday, June 3, 2020, at 8:00 a.m. (Central time).

All references in this Proxy Statement to we, our, us, Devon, or the Company refer to Devon Energy Corporation.

The Gravity of the Moment

It is not business as usual at Devon. A health crisis is gripping many communities, and the global economy has been shuttered. We are concerned about the health of our employees and contractors, as well as our global citizens.

Devon prides itself on a work atmosphere built on optimism, teamwork, creativity, and resourcefulness. At a time of crisis, those fundamental values animate an organization that is working extraordinarily hard through unprecedented challenges. We are supporting our employees. We have an incident management team that is focused on health and safety, and our management team frequently communicates with our employees on developments and advice related to COVID-19. We are also taking swift actions to manage our business. We are committed to drilling fewer wells and protecting our balance sheet in response to historically low oil prices.

We will bounce back from this crisis. Our values give us the vitality to do so. We also know that the U.S. and global economies are resilient and need the affordable energy resource that we produce in order to recover.

Overview

Devon explores for, develops, and produces oil, natural gas, and natural gas liquids in areas where the oil and gas industry has long been active onshore in the United States. We have a substantial portfolio of exploration and production assets and operations that provide stable, environmentally responsible production and a platform for future growth.

As part of a focused development program, our drilling activity is concentrated in the Delaware Basin of southeast New Mexico, the Eagle Ford play in south Texas, the Powder River Basin in the Rockies, and the STACK play in west-central Oklahoma.

Devon has built a world-class U.S. oil portfolio	Devon has a disciplined returns-driven strategy

Premier acreage position in top basins	Plan designed to compete with top S&P 500 sectors

Achieving best-in-class operating results	Focused on higher-margin oil production

Deep inventory of opportunities	Aggressively improving cost structure and maintaining a strong balance sheet

Financial and Operating Performance

During 2019, we furthered our transition to a U.S. oil-focused company. We sold our Canadian business, generating $2.6 billion in proceeds, and entered into an agreement to sell our largest natural gas asset, the Barnett Shale. Through this transition, we positioned the Company for oil production growth and improved price realizations and field-level margins. As we streamline our

1	Commitment Runs Deep

DEVON AT A GLANCE (cont’d)

portfolio of U.S. oil assets, we are aggressively pursuing an improved cost structure to further expand margins. We have realized annualized cost savings by reducing well costs, production expenses, financing costs, and G&A expenses.

Commodity prices are uncertain and volatile, so we strive to maintain a strong balance sheet, as well as adequate liquidity and financial flexibility, in order to operate competitively in all commodity price cycles. Our capital allocation decisions are made with attention to these financial stewardship principles, as well as the priorities of funding our core operations, protecting our credit ratings, and paying and growing our stockholder dividend.

Sustainability Performance

Devon is committed to delivering results to our stakeholders in the right way. As a leading independent oil and natural gas company, that means producing energy to help meet global demand, while generating strong financial returns and long-term value for our stockholders. For Devon, it also means operating a safe, environmentally responsible, and ethical business in the field and in the office.

Based in Oklahoma City, we employ approximately 1,700 men and women in the U.S., operating under the motto: Commitment Runs Deep. We take this to heart and apply it to everyone who has a stake in our success – investors, employees, and neighbors alike.

Our employees’ knowledge, expertise, skills, and creativity are the keys to Devon’s success. We look to our core values to build the workforce we need: we seek to hire the best people and expect them to do the right thing, deliver results, be a team player, and be a good neighbor. In return, we provide competitive compensation and benefits, including:

•	medical, dental, and vision health care coverage for all employees and their families;

•	health savings and dependent-care flexible spending accounts;

•	a 401(k) savings plan with a generous Devon match for contributions by U.S. employees;

•	education, training, health, and wellness programs;

•	maternity and parental leave for the birth or adoption of a child and an adoption assistance program; and

•	alternate work schedules, flexible work hours, part-time work options, and telecommuting support.

2	Commitment Runs Deep

DEVON AT A GLANCE (cont’d)

At Devon, we encourage everyone to take the time and steps necessary to perform work safely. Our top priority is to maintain the health and safety of our employees, contractors, and the public.

•	We set challenging corporate goals each year to drive safety performance improvements.

•	We have an Environmental Health and Safety (EHS) Council with responsibility for setting strategy and ensuring implementation to continuously improve our safety systems.

•

In 2019, we further expanded our “Hearts and Minds” training, a leadership-focused, safety workshop designed to sharpen our focus on safety culture, stop work-for-safety authority, strong communication and commitment to continuous improvement, integrity, positive attitude, and situational awareness.

•	We only work with approved contractors and vendors who complete our supplier qualification process and agree to meet policy, insurance, and health and safety requirements.

•	Our operational spending is overwhelmingly weighted to contractors earning our highest safety ratings.

•

To identify and reduce safety risks, employee-led teams perform audits of our operations. Our business units then develop and implement specific actions to address the audit findings, which are recorded and tracked in an ongoing effort to improve safety performance.

Being a good neighbor is a core value that drives Devon’s commitment to environmental stewardship. As a responsible oil and gas business, we share a fundamental respect for the environment and constantly strive to improve the overall quality of life in the communities where we live and work.

•

In June 2019, Devon took a significant step in its ESG efforts by establishing a target to reduce methane emissions for its oil and natural gas production. Devon has committed to achieve a methane-intensity rate of 0.28% or lower by 2025.

•	We reduced methane emissions by 20% over the 2016-2018 timeframe, the most recent period for which data is available.

•	In late 2018, we published a climate change assessment report that shows Devon’s assets are likely to be well-positioned to remain profitable, even in an aggressive low-carbon scenario.

•	For our operations in the Delaware Basin, we have increased our volume of reused water tenfold since 2015.

•	We are keenly focused on preventing spills. In 2018, the most recent year for which data is available, we lost 0.0011% of barrels produced, continuing a multi-year trend.

•

In 2019, we ramped up our evaluations of new emissions-detection technologies, including optical gas imaging cameras, sensor-based continuous monitoring, facility flyovers, and even remote detection via satellite.

•	We have reported our greenhouse gas (GHG) emission reductions efforts to the CDP Climate Change Report for the past 15 years. Our 2019 score affirmed our industry leadership in this vital area.

•	Our score on the 2019 CDP Water Report, detailing our water conservation and protection investments and activities, also illuminates our industry leadership.

3	Commitment Runs Deep

DEVON AT A GLANCE (cont’d)

We engage with our stakeholders daily to build relationships founded in trust and cooperation. We place a high priority on our commitment to work together to find solutions benefitting people and communities where we operate. Our culture of integrity and accountability extends to all our stakeholders, including our employees and their families, stockholders, neighbors, landowners, mineral-rights holders, policymakers, lawmakers, suppliers, vendors, and service companies.

•	In collaboration with expert local stakeholders, we integrate land use and biodiversity considerations into early planning and all operating phases for our wells.

•	We have formal processes to receive complaints in person, by phone or online, and to respond with the appropriate level of urgency.

•

As we seek to operate in a socially responsible way, part of that is supporting and strengthening safe and educated communities in areas where we operate. Our social investments ($6.2 million in 2019) target STEM (science, technology, engineering, and math) education, public safety, social services, and community vibrancy.

•

We have published a comprehensive Political Activity and Lobbying Report in each of the past three years in direct response to stockholder feedback. We expect to annually publish a report to make it easy for all stakeholders to see our expenditures for corporate political contributions.

•	We have published our Statement on Human Rights, which spells out our strong commitment to human rights principles and social progress.

4	Commitment Runs Deep

OUR BOARD

WHO WE ARE

Our Nominees for Election

BARBARA M. BAUMANN

Committees

•  Chair, Governance

•  Audit

Certain other directorships

•  Ms. Baumann is on the board of National Fuel Gas Company and serves on the audit and financing committees. She is also a member of the independent board of trustees of Putnam Mutual Funds where she chairs the audit, compliance and distributions committee. In addition, she is a senior advisor for First Reserve Corporation, a private equity firm focused on energy. She previously served on the boards of Buckeye Partners, L.P.; Hat Creek Energy Corporation; Cody Resources Management, LLC; CVR Energy; SM Energy; and UNS Energy.

Principal occupation or employment

•  President and Owner, Cross Creek Energy Corporation

Education

•  Ms. Baumann earned a bachelor’s degree from Mount Holyoke College and a master’s in business administration from the Wharton School of the University of Pennsylvania.

Barbara M. Baumann is a former BP Amoco executive who currently serves as president and owner of Cross Creek Energy Corporation, an energy advisory firm with investments in the domestic oil and gas business. Prior to founding her own firm in 2003, Ms. Baumann was Executive Vice President of Associated Energy Managers, a private equity firm investing in small energy companies. Ms. Baumann began her 18-year career with Amoco (later BP Amoco) in 1981. She served in various areas of finance and operations, including Chief Financial Officer of Ecova Corporation, Amoco’s wholly-owned environmental remediation business, and Vice President of Amoco’s San Juan Basin business unit.

Ms. Baumann brings to the Board her extensive knowledge of the energy industry and her experience as an accomplished leader and business professional.

Age: 64 Director Since: 2014

5	Commitment Runs Deep

WHO WE ARE (cont’d)

JOHN E. BETHANCOURT

Committees

•  Compensation

•  Reserves

Certain other directorships

•  Previously served on the board of trustees of the Texas A&M Foundation and is a past director of both the Society of Petroleum Engineers and the National Action Council for Minorities in Engineering, Inc.

Principal occupation or employment

•  Former Executive Vice President for Technology and Services, Chevron

Education

•  Mr. Bethancourt earned a bachelor’s degree in petroleum engineering from Texas A&M University.

John E. Bethancourt is a retired Chevron executive. He most recently served as Executive Vice President for Technology and Services where he was responsible for overseeing Chevron’s environmental, health and safety efforts, major project management, procurement, and mining operations. Mr. Bethancourt began his career in 1974 with Getty Oil Company and joined Texaco Inc. in 1984 when the two companies merged. During his career with Texaco and later Chevron, Mr. Bethancourt served in various executive leadership roles overseeing business development, worldwide production operations, and human resources.

Mr. Bethancourt brings to the Board his extensive knowledge of the energy industry and his experience as an accomplished leader and business professional.

Age: 68 Director Since: 2014

6	Commitment Runs Deep

WHO WE ARE (cont’d)

ANN G. FOX

Certain other directorships

•  Ms. Fox is on Nine Energy Service, Inc.’s board of directors. She also serves on the board of the Groton School and is a member of the HBS Alumni Board (Harvard Business School).

Principal occupation or employment

•  President and Chief Executive Officer, Nine Energy Service, Inc.

Education

•  Ms. Fox received a bachelor’s of science in diplomacy and security in world affairs from Georgetown University’s Walsh School of Foreign Service. She also earned a master’s of business administration from Harvard Business School.

Ms. Fox is President and Chief Executive Officer of Nine Energy Service, Inc. (Nine), a Houston-based oilfield services company with operations throughout the U.S. and Canada. She joined Nine in 2013 and served as Chief Financial Officer and Vice President of Strategic Development before she was named President and Chief Executive Officer in 2015. Prior to joining Nine, she worked for SCF Partners, a private-equity firm supporting the oilfield services and equipment industries. Her responsibilities at SCF Partners included evaluating and executing new investment opportunities and supporting ongoing portfolio initiatives. She also participated in the firm’s investor committee and held the position of managing director. Upon graduation from college, Ms. Fox joined the private sector as an investment banking analyst in New York then joined the Marines, where she served several tours of duty in Iraq on a team that reported directly to General David Petraeus.

Ms. Fox brings to the Board her significant and unique career experiences, knowledge of the energy industry and capital markets, and perspective as a leader.

Age: 43 Director Since: 2019

7	Commitment Runs Deep

WHO WE ARE (cont’d)

DAVID A. HAGER

Certain other directorships

•  Mr. Hager currently serves on the Board of the American Petroleum Institute. Mr. Hager previously served on the boards of the managing member and general partner of EnLink Midstream, LLC and EnLink Midstream Partners, LP, respectively, and on their compensation committees.

Principal occupation or employment

•  President and Chief Executive Officer, Devon Energy Corporation

Education

•  Mr. Hager has a bachelor’s degree in geophysics from Purdue University and a master’s degree in business administration from Southern Methodist University.

David A. Hager was elected by the Board of Directors to the position of President and Chief Executive Officer on August 1, 2015. He joined the Company in March 2009 and held the position of Executive Vice President Exploration and Production from 2009 until 2013 and Chief Operating Officer from 2013 to 2015.

Mr. Hager started in the oil and gas business as a geophysicist with Mobil Corp. He joined Sun Oil in 1981 and continued with Oryx Energy following its spin off from Sun Oil. During his tenure at Oryx, he managed new ventures and deepwater projects around the world. After Oryx merged with Kerr-McGee in 1999, Mr. Hager managed the company’s worldwide deepwater exploration and production operations and assumed responsibility for all exploration and production activities in 2003. He later served as Kerr-McGee’s Chief Operating Officer until it was acquired by Anadarko Corp. in 2006.

Age: 63 Director Since: 2016

8	Commitment Runs Deep

WHO WE ARE (cont’d)

ROBERT H. HENRY

Committees

•  Audit

•  Governance

Certain other directorships

•  Mr. Henry is a life member of the National Conference of Commissioners on Uniform State Laws, and a member of the Council on Foreign Relations, the American Law Institute, and the William J. Holloway, Jr. American Inn of Court, Master of the Court. While a federal judge, Mr. Henry served as chair of the committee on International Relations of the Judicial Conference of the United States. He is a life and founding member of the Tenth Judicial Circuit’s Historical Society. Mr. Henry previously served on the board of LSB Industries, Inc.

Principal occupation or employment

•  Attorney

Education

•  Mr. Henry received his bachelor’s degree and juris doctorate from the University of Oklahoma. He has received honorary doctorate degrees from the University of Oklahoma, Oklahoma State University, the University of Tulsa, and Oklahoma City University.

Robert H. Henry is a legal and foreign relations scholar, public servant, and leader. He served as the President and Chief Executive Officer of Oklahoma City University from 2010 to 2018. Following his retirement from Oklahoma City University, Mr. Henry returned to the practice of law and serves as a mediator and arbitrator through FedArb and Phillips ADR Enterprises, P.C., leading alternative dispute resolution firms. Mr. Henry brings to the Board his experience and knowledge of the law, which enable him to provide valuable insights in the areas of governance and public policy.

Mr. Henry has had a distinguished career in public service. In 1994, President Bill Clinton appointed Mr. Henry to the United States Court of Appeals for the Tenth Circuit, where he served until June 2010, most recently as Chief Judge. Mr. Henry was elected and re-elected Attorney General of the State of Oklahoma from 1986 to 1991. He served in the Oklahoma House of Representatives from 1976 to 1986 where he was principal author of the 1986 Oklahoma General Corporation Act that moved Oklahoma law to the Delaware corporate law model.

Mr. Henry was Dean and Professor of Law at Oklahoma City University School of Law from 1991 to 1994. Mr. Henry also taught at the University of Oklahoma Honors College (Oxford Program), the University of Oklahoma College of Law, and Oklahoma Baptist University (Business Law) and served as Distinguished Judge in Residence at the University of Tulsa College of Law.

Age: 67 Director Since: 2010

9	Commitment Runs Deep

WHO WE ARE (cont’d)

MICHAEL M. KANOVSKY

Committees

•  Chair, Reserves

•  Audit

Certain other directorships

•  Mr. Kanovsky previously served on the boards of Seven Generations Energy Ltd., Pure Technologies Ltd., TransAlta Corporation, ARC Resources Ltd., and Bonavista Energy Corporation. He also served as chairman of the board of Taro Industries and vice chairman of Precision Drilling, Inc. He co-founded PowerLink Corporation, an electrical cogeneration company and former subsidiary of Northstar Energy Corporation, and served as its senior executive board chairman.

Principal occupation or employment

•  Professional Engineer

Education

•  Mr. Kanovsky received a bachelor’s degree in mechanical engineering from Queen’s University as well as a master’s degree in business administration from the Richard Ivey School of Business at Western University.

Michael Kanovsky is a Professional Engineer and has been involved with investment banking and oil and gas businesses for over 40 years. He has been President of Sky Energy Corporation since 1993. Mr. Kanovsky brings to the Board an extensive knowledge of the energy industry and finance, with a wealth of experience with Canadian assets and areas of operation.

In 1978, Mr. Kanovsky co-founded Canadian Northstar Corporation and its successor, Northstar Energy Corporation, where he was primarily responsible for strategic development, finance, and acquisitions until its acquisition by Devon Energy Corporation in 1998. In 1997, Mr. Kanovsky founded Bonavista Petroleum Ltd. Mr. Kanovsky has also held other executive positions, including Chief Executive Officer of Arrowstar Drilling and Vice President of Corporate Finance, Western Canada, for a large Canadian investment dealer.

Age: 71 Director Since: 1999

10	Commitment Runs Deep

WHO WE ARE (cont’d)

JOHN KRENICKI JR.

Committees

•  Compensation

•  Governance

Certain other directorships

•  Mr. Krenicki serves as chairman of Brand Industrial Holdings, Inc., PowerTeam Services, and Wilsonart International Holdings LLC., which are privately held entities controlled by Clayton, Dubilier & Rice, LLC. He also is lead director on the board of Cornerstone Building Brands, Inc. and serves as chairman of the nominating and corporate governance committee and executive committee and as a member of the compensation committee. He previously served as chairman of the board of ServiceMaster Global Holdings and CHC Group.

Principal occupation or employment

•  Senior Operating Partner at Clayton, Dubilier & Rice, LLC

Education

•  Mr. Krenicki earned a bachelor’s degree in mechanical engineering from the University of Connecticut and a master’s degree in management from Purdue University.

John Krenicki Jr. is a Senior Operating Partner at Clayton, Dubilier & Rice, LLC, a private investment firm. Mr. Krenicki is a former General Electric Company Vice Chairman and former President and CEO of GE Energy, GE Plastics, and GE Transportation. His most recent responsibilities included oversight of GE’s oil and gas, power and water, and energy management businesses.

Mr. Krenicki brings to the Board his extensive industrial and energy experience and his track record as an accomplished leader and strategic thinker.

Age: 57 Director Since: 2018

11	Commitment Runs Deep

WHO WE ARE (cont’d)

ROBERT A. MOSBACHER, JR.

Committees

•  Chair, Compensation

•  Reserves

Certain other directorships

•  Mr. Mosbacher serves on the board of the Center for Global Development. Mr. Mosbacher served as a director of Calpine Corporation from 2009 until the company was acquired in 2018. Mr. Mosbacher previously served as a member of Devon’s Board from 1999 until 2005.

Principal occupation or employment

•  Chairman of Mosbacher Energy Company and Founder and Chairman of BizCorps.

Education

•  Mr. Mosbacher received a bachelor’s degree in political science from Georgetown University and a juris doctorate degree from Southern Methodist University.

Robert A. Mosbacher, Jr. is an accomplished business leader with more than 30 years in the energy industry. He is chairman of Mosbacher Energy Company, an independent oil and gas exploration and production company. Mr. Mosbacher brings to the Board his extensive background in the energy industry, his leadership skills, and his economic development experience in global markets.

Mr. Mosbacher is founder and chairman of BizCorps, a Washington based non-profit organization that places graduates of top business schools with entrepreneurs in emerging markets. In 2005, Mr. Mosbacher was appointed by President George W. Bush to the position of President and Chief Executive Officer of the Overseas Private Investment Corporation, an independent agency of the U.S. government that supports private capital investment in emerging markets around the world. He served in that capacity until 2009. Mr. Mosbacher had a distinguished public service career that included serving as Chairman of the Board of the Texas Department of Human Services and as a staff member in the office of Senator Howard Baker of Tennessee.

Age: 68 Director Since: 2009

12	Commitment Runs Deep

WHO WE ARE (cont’d)

DUANE C. RADTKE

Committees

•  Reserves

Certain other directorships

•  Mr. Radtke previously served as a director of Kris Energy Ltd. and was a member of the company’s compensation and nominating committees. He also previously served as lead director of Sabine Oil & Gas Corporation, as chairman of the American Exploration and Production Council, as a director of Smith International, Inc., and as a director of Consolidated Natural Gas Company.

Principal occupation or employment

•  President and Chief Executive Officer, Valiant Exploration LLC

Education

•  Mr. Radtke holds a bachelor’s degree in mining engineering from the University of Wisconsin.

Duane C. Radtke has over 45 years of experience in management, engineering, and business development in the energy industry. Mr. Radtke was named Vice Chair of Devon’s Board in late 2018 and became Chair in June 2019. He has been President and Chief Executive Officer of Valiant Exploration LLC since 2008. Mr. Radtke brings to the Board extensive knowledge of the energy business, including experience with the Company’s assets and operations.

Mr. Radtke served as the Chief Executive Officer and President of Dominion Exploration and Production, a subsidiary of Dominion Resources, Inc., from 2001 to 2007. During that period, he also served as Executive Vice President of Consolidated Natural Gas Company, a subsidiary of Dominion Resources, Inc. Prior to his tenure with Dominion Resources, Inc., Mr. Radtke was an executive with Santa Fe Snyder where he served in various capacities, including Executive Vice President of Production. Following Devon’s acquisition of Santa Fe Snyder in 2000, Mr. Radtke served as President of the Company’s international division until joining Dominion.

Chair of the Board Age: 71 Director Since: 2010

13	Commitment Runs Deep

WHO WE ARE (cont’d)

KEITH O. RATTIE

Committees

•  Audit

•  Reserves

Certain other directorships

•  Mr. Rattie is a director of Valaris plc (f/k/a Ensco plc) and serves as chairman of the audit committee. He is also a director of Select Energy Services, Inc. and serves on the audit committee and as chairman of the nominating and governance committee. Mr. Rattie served on the board of Rockwater Energy Solutions, Inc. from 2011 until the company merged with Select Energy Services, Inc. in 2017.

Principal occupation or employment

•  Former Chairman, President, and CEO, Questar Corporation

Education

•  Mr. Rattie earned a bachelor’s of science degree in electrical engineering from the University of Washington and a master’s in business administration from St. Mary’s College.

Keith O. Rattie has more than 40 years of experience in the oil and gas industry. Mr. Rattie was President of Questar Corporation from 2001 until 2010 and Chief Executive Officer from 2002 until 2010. He also served on Questar Corporation’s board from 2001 until 2014, including as Chairman from 2003 until 2010 and Non-Executive Chairman from 2010 to 2012. Prior to his time with Questar Corporation, Mr. Rattie served as Vice President and Senior Vice President of Coastal Corporation, a diversified energy company. He also spent 19 years with Chevron Corporation in various engineering and management positions, including as General Manager of Chevron’s international gas unit.

Mr. Rattie brings to the Board his extensive experience in leadership positions in the energy industry and his ability to provide candid perspectives based on his knowledge of the oil and gas business.

Age: 66 Director Since: 2019

14	Commitment Runs Deep

WHO WE ARE (cont’d)

MARY P. RICCIARDELLO

Committees

•  Chair, Audit

•  Governance

Certain other directorships

•  Ms. Ricciardello recently became a member of the board of Eagle Materials Inc. where she serves on the audit committee. As of the date of this Proxy Statement, Ms. Ricciardello is also a member of the board of Noble Corporation plc where she serves as chairperson of the audit committee and as a member of the nominating and governance committee. However, she is not standing for re-election to Noble Corporation plc’s board this year, and her term as a director will expire at the company’s annual meeting, which is scheduled for May 21, 2020. Ms. Ricciardello also serves on the executive council of the National Association of Corporate Directors (NACD) Tri-Cities Chapter and received the NACD designation “Board Leadership Fellow”. She previously served on the boards of the managing member and general partner of EnLink Midstream, LLC and EnLink Midstream Partners, LP, respectively, and on their audit committees. Ms. Ricciardello was also previously a director of US Concrete and Midstates Petroleum Company. Ms. Ricciardello is an editorial advisor for the Journal of Accountancy.

Principal occupation or employment

•  Former Senior Vice President and Chief Accounting Officer, Reliant Energy Inc.

Education

•  Ms. Ricciardello holds a bachelor’s degree in business administration from the University of South Dakota and a master’s degree in business administration with an emphasis in finance from the University of Houston.

•  In 2017, Ms. Ricciardello completed the NACD Cyber-Risk Oversight Program and earned the CERT* Certificate in Cybersecurity from Carnegie Mellon University.

Mary P. Ricciardello is a licensed Certified Public Accountant and a financial executive with over 30 years of experience in the energy industry. She brings to the Board her qualifications as a financial expert and her extensive experience in the energy industry and with respect to corporate finance and tax matters.

In 2002, Ms. Ricciardello retired after a 20-year career with Reliant Energy Inc., a leading independent power producer and marketer. She served in various financial management positions with the company, including Comptroller, Vice President, and most recently Senior Vice President and Chief Accounting Officer.

Age: 64 Director Since: 2007

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WHO WE ARE (cont’d)

Director Skills and Experience

The Board is committed to maintaining a diverse and inclusive membership with varying experience, characteristics, and expertise that complement our business strategy. The matrix below provides a summary of certain key skills and experience of our Director nominees. Our Director nominees, individually and as a group, possess numerous skills and experience that are highly relevant for an upstream energy company like Devon. Our Director nominees are strategic thinkers with high expectations for Devon’s performance and are attuned to the demands of proper Board oversight and good governance practices.

Additional Skills and Experience

•	Six of our nominees have an educational background or work experience in petroleum engineering or other engineering professions.

•	Five of our nominees have experience with technology or cybersecurity.

•	Eight of our nominees have experience in regulatory and policy matters.

•	Three of our nominees have an educational background or work experience with environmental matters.

•	All of our nominees have experience in corporate governance and risk management.

TENURE	DIVERSITY	INDEPENDENCE
The tenure of our Director nominees reflects a balance of experience and fresh perspectives.	We approached our Director nominees to voluntarily self-disclose their race, ethnicity and gender. Of the responses we received, three of our 11 Director nominees are considered diverse.	Nine of Devon’s 11 Director nominees qualify as independent under NYSE standards and SEC regulations.

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AGENDA ITEM 1.

ELECTION OF DIRECTORS

Our Board has nominated eleven directors for election at the Annual Meeting. Each Director will serve for a term ending at the next Annual Meeting and until his or her successor is duly elected and qualified, subject to such Director’s earlier death, disqualification, resignation or removal. All of the nominees are currently Devon Directors and were elected by stockholders at the 2019 Annual Meeting.

Within each nominee’s biography and the matrix above, we have highlighted the notable skills and qualifications that contributed to his or her selection as a nominee to our Board.

We have no reason to believe that any of the nominees for Director will be unable to serve if elected. However, if any of these nominees becomes unavailable, the persons named in the proxy intend to vote for any alternate designated by the current Board. Proxies cannot be voted for a greater number of persons than the nominees named.

Our Board of Directors recommends that stockholders vote “FOR” the election of the director nominees listed above.

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HOW WE ARE SELECTED, COMPRISED AND EVALUATED

GOVERNANCE COMMITTEE REPORT

The Governance Committee is currently comprised of four independent Directors and operates under a written charter approved by the Board of Directors. The Governance Committee Charter may be viewed at www.devonenergy.com.

Corporate Governance

The Governance Committee plays a leadership role in shaping the Company’s corporate governance. It periodically reviews the Company’s corporate governance practices along with best practices followed by other companies to maintain a corporate governance framework for the Company that is effective and functional and that addresses the interests of the Company’s stakeholders. Highlights of our corporate governance framework are:

•	Annual Election of all Directors;

•	Majority Voting in Uncontested Elections;

•	Independent Lead Director in the Event the Chair of the Board is not Independent;

•	Executive Sessions of Independent Directors;

•	Stockholder Right to Call a Special Meeting;

•	Proxy Access Right; and

•	Board Participation in Succession Planning.

Additional corporate governance standards that have been approved by the Board are reflected in the:

•	Corporate Governance Guidelines;

•	Charters for each of the Board’s Committees;

•	Code of Business Conduct and Ethics for all Directors, officers, and employees; and

•	Code of Ethics for the CEO, CFO and CAO.

The standards reflected in these documents implement and strengthen the Company’s corporate governance practices. These documents and others related to corporate governance are available at www.devonenergy.com.

Board of Director Nominations

The Governance Committee is responsible for nominating qualified candidates to serve on the Board of Directors and reviewing their qualifications with the Board, taking into account the composition and skills of the entire Board and specifically ensuring a sufficient number of the members of the Board are financially literate.

The Board takes reasonable steps to ensure that a diverse group of qualified candidates is in the pool from which the nominees for the Board are chosen. The Governance Committee may, at its discretion, seek third-party resources to assist in the process and make final director candidate recommendations to the Board. The Board considered the experience, qualifications, attributes, and

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HOW WE ARE SELECTED, COMPRISED AND EVALUATED (cont’d)

skills of each of the nominees for Director at the 2020 Annual Meeting. As identified in our Corporate Governance Guidelines, the basic qualifications that the Governance Committee looks for in a Director include such factors as:

•	integrity and accountability;

•	informed judgment;

•	peer respect; and

•	high performance standards.

Following a Director’s election to the Board, the Corporate Governance Guidelines provide for:

•	mandatory retirement at the Annual Meeting immediately following the 73rd birthday of a Director;

•

ownership of Devon common stock equal to five times the Director’s annual retainer to be reached by the end of a five-year period after their election along with a holding requirement for those who have yet to meet the ownership requirement;

•	a recommendation that a Director not serve on more than four public company boards in addition to serving on the Company’s Board;

•

a requirement that a nominee for Director in an uncontested election submit an offer of resignation to the Governance Committee within 90 days of the date of the election if the nominee fails to receive a greater number of votes cast “for” such nominee’s election than the votes cast “withheld” in such nominee’s election. The Governance Committee will then consider all of the relevant facts and circumstances and recommend to the full Board the action to be taken with respect to the offer to resign;

•	approval of the Governance Committee to serve as a director, officer, or employee of a competitor of the Company; and

•

notification to the Chair of the Board and the Chair of the Governance Committee upon the acceptance of a directorship of any other public, private, or non-profit company or any assignment to the audit or compensation committees of the board of any public, private, or non-profit company.

The Governance Committee considers nominees recommended by stockholders and gives appropriate consideration in the same manner as given to other nominees. Stockholders who wish to submit recommendations for director nominees for election at our 2021 Annual Meeting of Stockholders may do so by submitting such nominee’s name in writing, in compliance with the procedures required by our Bylaws, to the Governance Committee of the Board of Directors, Attention: Chair of the Board of Directors, c/o Office of the Corporate Secretary, Devon Energy Corporation, 333 W. Sheridan Avenue, Oklahoma City, Oklahoma 73102. Such a recommendation must be received between February 3, 2021, and March 5, 2021, in order to be considered a timely notice. The stockholder’s notice must contain, among other things:

•

all information that is required to be disclosed with respect to such person being nominated pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a Director, if elected;

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HOW WE ARE SELECTED, COMPRISED AND EVALUATED (cont’d)

•	the name and address of the stockholder giving the notice and the beneficial owner;

•	the class and number of shares of our stock that are owned beneficially and of record by the stockholder giving the notice and the beneficial owner;

•	whether and the extent to which any hedging or other similar transaction has been entered into by or on behalf of the stockholder or beneficial owner;

•	a description of all arrangements or understandings between the stockholder giving the notice and any other person or persons (including their names) in connection with the nomination;

•	a representation that the stockholder intends to appear in person or by proxy at the 2021 Annual Meeting to bring such business before the meeting; and

•	an undertaking by the stockholder giving the notice to update the information required to be included in the notice.

With the Company’s fundamental corporate governance practices firmly in place and regularly evaluated, the Governance Committee is prepared to respond quickly to new regulatory requirements and emerging best practices. The Governance Committee intends to continue to require an annual evaluation of the effectiveness of the Board and its Committees to enable the Company to maintain corporate governance best practices.

Barbara M. Baumann, Chair

Robert H. Henry

John Krenicki Jr.

Mary P. Ricciardello

Practices for Considering Diversity

The Charter of the Governance Committee provides that the Committee shall periodically review the appropriate skills and characteristics of members of the Board in the context of the then-current composition of the Board. This assessment includes the following factors: diversity (including diversity of skills, background, and experience); business and professional background; financial literacy and expertise; availability and commitment; independence; and other criteria that the Committee or the full Board finds relevant. When searching for new director nominees, the Committee, as well as any third-party search firm that it engages, is committed to considering qualified candidates with a diversity of experience and perspective, including diversity with respect to areas of expertise, gender, race, ethnicity, experience, and geography.

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HOW WE ARE GOVERNED AND GOVERN

Our Board of Directors met thirteen times in 2019. All Directors attended at least 86% of the total meetings of the Board of Directors and the respective Committees on which they served.

All of our Directors, with the exception of one of our newly elected Directors who had a scheduling conflict that predated his nomination, attended our 2019 Annual Meeting of Stockholders.

Copies of the following governance documents are available at www.devonenergy.com and in print to any stockholder upon request:

•	Certificate of Incorporation;

•	Bylaws;

•	Corporate Governance Guidelines;

•	Code of Business Conduct and Ethics;

•	Code of Ethics for Chief Executive Officer (CEO), Chief Financial Officer (CFO), and Chief Accounting Officer (CAO); and

•	Anti-Corruption Policy and Procedures.

Amendments to and waivers from any provision of the Code of Ethics for the CEO, CFO, and CAO will be posted on our website.

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HOW WE ARE GOVERNED AND GOVERN (cont’d)

Committees

The Board of Directors has four standing Committees: Audit, Compensation, Governance, and Reserves. The Charters for these Committees are available on the Company’s website, www.devonenergy.com. The following table shows each Committee’s current membership and function and the number of meetings each Committee held in 2019:

[1]	Chair

[2]	Audit Committee financial expert

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HOW WE ARE GOVERNED AND GOVERN (cont’d)

[1]	Chair

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HOW WE ARE GOVERNED AND GOVERN (cont’d)

Director Independence

The Company’s Corporate Governance Guidelines provide that an independent director is a director who, as determined by the Board, meets the NYSE definition of independence. In making this determination, the Board considers transactions and relationships between each Director or any member of the Director’s immediate family and the Company, our subsidiaries, and our affiliates. The Board has affirmatively determined that each of the current Directors, with the exception of David A. Hager and Ann G. Fox, (i) is an independent Director as defined by the standards for director independence established by applicable laws, rules, and listing standards, including, without limitation, the standards for independent directors established by the NYSE and the SEC, and (ii) has no material relationship with us that would interfere with the exercise of independent judgment.

In evaluating whether Ms. Fox is independent, the Board considered that Ms. Fox serves as Chief Executive Officer, President, and Secretary, and as a Director of Nine Energy Service, Inc. (Nine), which provides services to Devon. Devon purchases services from Nine in the ordinary course of business, and Ms. Fox is not personally involved in such transactions. For 2019, Devon’s payments to Nine amounted to approximately 2.3% of Nine’s consolidated gross revenues. Accordingly, pursuant to NYSE standards, the Board did not determine that Ms. Fox is independent. Devon’s payments to Nine represented less than 2% of Nine’s consolidated gross revenues in 2018 and 2017.

The Board’s consideration of Mr. Rattie’s independence included the review of Mr. Rattie’s position as a Director of Select Energy Services, Inc. (Select), a third-party service provider for Devon. Select’s services were provided in the ordinary course of business without any personal involvement by Mr. Rattie. Additionally, Devon’s payments to Select amounted to less than 2% of Select’s consolidated gross revenues during each of the last three fiscal years. Based on these factors, the Board determined that the services do not impair Mr. Rattie’s independence.

Related Person Transactions

The Company maintains a policy concerning “related person transactions” as defined by the SEC. Related persons include the Company’s directors and executive officers and their immediate family members and beneficial owners of more than five percent of the Company’s common stock.

The Board’s Audit Committee considers information about transactions involving related persons. If the transaction at issue involves a member of the Audit Committee, or a family member of a Committee member, then that member of the Committee would not participate in discussions. In the event the Committee concludes that a related person has a material interest in any Company transaction, the Committee then reviews the transaction to determine whether to approve or ratify it. Any transaction that meets the monetary threshold under the SEC rules and is determined to have a direct or indirect material benefit to a related party would be disclosed in accordance with SEC rules.

The son of Tony D. Vaughn, Devon’s Chief Operating Officer until September 2019, is employed by the Company as a Manager in Supply Chain. His total 2019 taxable compensation, including salary, bonus, and stock grants, was approximately $187,000. The compensation for Mr. Vaughn’s son was commensurate with the compensation provided to similarly situated employees of the Company and was determined in accordance with the Company’s standard human resources policies and procedures. Mr. Vaughn was not involved in the evaluation of his son’s performance or decision-making associated with his compensation.

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HOW WE ARE GOVERNED AND GOVERN (cont’d)

The son of David A. Hager, Devon’s President and Chief Executive Officer, was employed by the Company as a Professional in Evaluation and Planning for a portion of 2019. His total 2019 taxable compensation, including salary, bonus, and stock grants, was approximately $170,000. The compensation for Mr. Hager’s son was commensurate with the compensation provided to similarly situated employees of the Company and was determined in accordance with the Company’s standard human resources policies and procedures. Mr. Hager was not involved in the evaluation of his son’s performance or decision-making associated with his compensation.

Leadership Structure

As stated in the Company’s Corporate Governance Guidelines, the Board reserves the right to determine, from time to time, how to configure the leadership of the Board and the Company in the way that best serves the Company. The Board specifically reserves the right to vest the responsibilities of Chair of the Board and CEO in the same or in different individuals. The Board currently has no fixed policy with respect to combining or separating the positions of Chair of the Board and CEO.

From June 2016 until his retirement from the Board at Devon’s 2019 Annual Meeting, John Richels, Devon’s former President and CEO, served as Chair of the Board. Following the 2019 Annual Meeting, the Board appointed Duane C. Radtke, an independent director, to serve as Chair of the Board. Mr. Radtke, like his predecessor, believes in open, substantive communication among members of the Board and between the Board and Management, with a view toward consensus-building and alignment.

Lead Director

Until Mr. Radtke’s appointment as Chair of the Board, the Board had an independent Lead Director whose primary responsibility was to preside over the executive session of the Board meetings in which members of management do not participate. Robert A. Mosbacher, Jr. served as Lead Director from June 2015 to June 2019. In 2019, Mr. Mosbacher presided over one executive session of the Board. In the event the Board appoints a non-independent Chair of the Board in the future, the Board would expect to select a Lead Director in accordance with Devon’s Corporate Governance Guidelines.

Board Involvement in Risk Oversight

The full Board has primary responsibility for risk oversight, which includes, among other things, determining whether the Company’s risk-management programs are appropriately designed and implemented in light of the Company’s material risks. To assist it in this role, the Board has delegated to the four standing Board Committees certain matters relating to the risks inherent in the Committees’ respective areas of oversight, with each Committee regularly reporting to the full Board. Our management team is, in turn, responsible for executing the directives of the Board and its Committees with respect to the Company’s risk management programs, including by overseeing and reporting on Devon’s day-to-day efforts to manage risk.

Devon employs a variety of governance and analytical measures to identify and evaluate the risks to our business. We use an enterprise-wide risk management framework that includes an annual analysis of the top risks to the Company. This analysis asks the Board, management, and certain

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HOW WE ARE GOVERNED AND GOVERN (cont’d)

internal subject matter experts to consider the likelihood that certain risks could result in an impact to the Company and to identify, among other things, the Company’s level of preparedness for those risks. The Board and management then use the results from this analysis and other exercises to determine and prioritize the material risks to our business. In addition to this annual review process, the Board also considers significant developments as they arise to assess the risk they pose to the Company. For example, the Board and management have been closely monitoring the COVID-19 pandemic and its ongoing and potential impacts to the Company, including its effect on commodity prices and supply chains. For a more detailed discussion of the material risks of the Company, please see our Annual Report on Form 10-K for the year ended December 31, 2019 and our other filings with the SEC.

Cybersecurity risk is an area of increasing focus for our Board, particularly as more and more of our operations rely on digital technologies. To mitigate this risk, Devon has adopted an information security program, which uses sophisticated technology and processes and is aligned with the National Institute of Standards and Technology Cybersecurity Framework for risk management. Our management team provides the Audit Committee and the full Board with regular updates regarding this program, as well as on trends in cyberattack activities and other developments impacting our digital security.

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HOW TO COMMUNICATE WITH US

The Board believes it is important to cast a wide net for input to inform its decision making and considers input from stockholders to be critical. Accordingly, the Board maintains a number of ways to receive feedback from stockholders and other stakeholders.

•	Our Directors attend our Annual Meeting of Stockholders.

•	Our Directors participate in director education programs that include investors and investor commentary.

•	Our Directors listen to Devon’s quarterly conference calls with investors and receive reports with analyst commentary on the Company’s performance.

•	Our Board receives updates on the communication received from the Company’s reporting helplines.

•	Our Board values direct stockholder engagement with the Company, which is detailed below.

Devon has a long-standing practice of engagement with our stockholders throughout the year with respect to corporate governance topics and our executive compensation program. Over the past year, Devon has continued to emphasize engagement with our stockholders, especially with respect to ESG matters. The Company has participated in numerous one-on-one meetings and telephone calls with investors who have a wide range of perspectives. Our Board receives frequent updates on these engagements and has been keen to hear specific input. We value the dialogue and feedback received from this engagement and, as a result, have been responsive by making meaningful changes to our programs and practices.

High-Level Oversight and Coordination of ESG Efforts

The Company recognizes that ESG matters are important for Devon and Devon’s stakeholders. In order to provide support for the Company’s ongoing efforts in this area, the Company formed an Environmental, Social, and Governance Steering Committee (the ESG Committee) in the fall of 2017. The ESG Committee is comprised of leaders for several key functions at the Company, including EHS, operations, legal, investor relations, government affairs, corporate governance, finance, human resources, and communications. The ESG Committee meets on a quarterly basis and more frequently as necessary. In addition, the ESG Committee frequently tasks internal subject matter experts and working groups with addressing discrete ESG matters. A copy of the ESG Committee’s charter is available on our web-site. Devon’s Executive Committee, Board Governance Committee, and the full Board receive regular updates on our ESG efforts and expect high performance in this area.

Affirmation of Our ESG Practices and Performance

Devon’s work on ESG matters has resulted in greater disclosure about the Company’s existing practices and prompted new and renewed actions by Devon. We make ESG-oriented materials available on our website, including the following: Devon’s 2019 Sustainability Report, Climate Change Assessment Report, Political Activity and Lobbying Report, and CDP Questionnaires.

Devon also regularly participates in many surveys and questionnaires, which has resulted in more transparency about Devon’s operations and improved the accuracy of Devon’s information included in those materials. Major third-party surveys on ESG matters validate our performance in this area: as of March 31, 2020, Sustainalytics and ISS each rank Devon’s ESG scores at the top of Devon’s peer group.

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HOW TO COMMUNICATE WITH US (cont’d)

In June 2019, Devon announced a significant step in its ESG efforts by disclosing a target to reduce methane emissions for its oil and natural gas production. Setting this target signals Devon’s continuing proactive pursuit to reduce greenhouse gas emissions and reaffirms Devon’s commitment to protecting the environment. The importance of this target has been underscored by linking executive compensation to the Company’s progress toward achieving the target.

Contact Information for Communicating with Board Members

Any stockholder or other stakeholder may contact any of our Non-Management Directors or Non-Management Directors as a group, by:

•	U.S. mail to Non-Management Directors, c/o Office of the Corporate Secretary, Devon Energy Corporation, 333 W. Sheridan Avenue, Oklahoma City, Oklahoma 73102;

•	calling our Non-Management Directors access line at (866) 888-6179; or

•	sending an email to nonmanagement.directors@dvn.com.

A Management Director may be contacted by:

•	U.S. mail to Management Directors, c/o Office of the Corporate Secretary, Devon Energy Corporation, 333 W. Sheridan Avenue, Oklahoma City, Oklahoma 73102;

•	contacting the Office of the Corporate Secretary at (405) 235-3611; or

•	sending an email to CorporateSecretary@dvn.com.

All calls or correspondence are anonymous and kept confidential to the extent possible. All such communications, other than advertisements or commercial solicitations, will be forwarded to the appropriate Director(s) for review.

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HOW WE ARE PAID

Director Compensation for the Year Ended December 31, 2019

Under our Corporate Governance Guidelines, Non-Management Director compensation is determined annually by the Board of Directors acting upon the recommendation of the Governance Committee. Devon employees receive no additional compensation for serving as Directors. The standard arrangement for compensating our Directors consists of cash and equity awards.

Annual Retainers and Meeting Fees

For 2019 the cash component of compensation for our Directors included retainers and meeting fees. The annual retainers and meeting fees in effect for 2019 were the same as those in effect at year-end 2018. The following table reflects those amounts:

Type of Fee	Amount

Annual Retainer for the Chair of the Board	$100,000

Annual Board Retainer	$70,000

Additional Annual Retainer to the Chair of Audit Committee	$25,000

Additional Annual Retainer to the Chairs of Compensation, Governance and Reserves Committees	$15,000

Additional Annual Retainer to Audit Committee Members	$2,000

Fee for each Board or Committee Meeting attended in person	$2,000

Fee for each Board or Committee Meeting attended via telephone	$1,000

Each Non-Management Director is reimbursed for out-of-pocket expenses incurred while serving as a Director.

Equity Awards to Directors

The Board also elects to compensate Directors in part through restricted stock awards (RSAs) in order to align the Directors’ and stockholders’ interests in the long-term performance of the Company. During 2019, Directors were granted RSAs under our 2017 Long-Term Incentive Plan having a value of $230,000. Stock awards to Non-Management Directors are granted immediately following each Annual Meeting. These RSA shares will fully vest on the first anniversary of the date of grant subject to the Director’s continued service to the Company. Cash dividends will accrue on these shares of restricted stock until the shares vest, at which time the dividends will be paid.

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HOW WE ARE PAID (cont’d)

Total Compensation for Non-Management Directors for 2019

The following table reflects the fees earned or paid to our Directors for Board service in 2019 and the stock awards granted to our Directors in 2019.

Name	Fees Earned or Paid in Cash ($)		Stock Awards[1] ($)	Total ($)

Barbara M. Baumann	112,571		230,008	342,579

John E. Bethancourt	104,000		230,008	334,008

Ann G. Fox[2]	53,883	[3]	230,008	283,891

Robert H. Henry	103,000		230,008	333,008

Michael M. Kanovsky	121,000		230,008	351,008

John Krenicki Jr.	105,000		230,008	335,008

Robert A. Mosbacher, Jr.	129,714		230,008	359,722

Duane C. Radtke	162,572		230,008	392,580

Keith O. Rattie[2]	60,976	[3]	230,008	290,984

Mary P. Ricciardello	131,000		230,008	361,008

John Richels[4]	64,524		—	64,524

[1]

The dollar amounts reported in this column represent the grant date fair values of the stock awards made to all Non-Management Directors on June 5, 2019, computed in accordance with FASB ASC Topic 718. The assumptions used to value stock awards are discussed in Note 4 – Share-Based Compensation of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. As of December 31, 2019, (i) each of our Non-Management Directors held an unvested stock award for 9,027 shares of Devon common stock and (ii) Mr. Henry, Mr. Kanovsky, Mr. Mosbacher, Mr. Radtke, and Ms. Ricciardello each held unexercised stock option awards for 3,000 shares of Devon common stock. No option awards have been made to Non-Management Directors since 2012.

[2]	Ms. Fox and Mr. Rattie were elected to Devon’s Board at Devon’s 2019 Annual Meeting of Stockholders on June 5, 2019.

[3]	Includes $5,000 for attendance at a new Director orientation program at the Company’s offices.

[4]	Mr. Richels retired from the Board at Devon’s 2019 Annual Meeting of Stockholders.

Changes in Director Compensation Structure and Amounts for 2020

At its fourth-quarter 2019 meeting, the Board, acting upon the recommendation of the Governance Committee, approved the following changes in Director compensation effective January 1, 2020: (1) the elimination of all meeting fees, (2) an increase in the annual Board retainer from $70,000 to $100,000, and (3) an increase in the annual retainer for the Chair of the Board from $100,000 to $150,000. On an annual basis, the Governance Committee obtains a report on the director compensation for Devon’s principal competitors and other comparable companies. This year’s report reflected that the overall compensation of Devon’s directors is near the median of Devon’s peer group for 2020. The report was considered as the Board reviewed director compensation at its fourth-quarter 2019 meeting and supported the changes approved by the Board.

Compensation Committee Interlocks and Insider Participation

Throughout 2019, the Compensation Committee was solely comprised of independent Directors with no interlocking relationships as defined by the SEC.

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OUR CONTROLS AND COMPLIANCE

AUDIT COMMITTEE REPORT

The Audit Committee is currently comprised of five independent Directors. The Board and the Audit Committee believe that the Audit Committee’s current membership satisfies the rules of the NYSE and the SEC that govern audit committee composition, including the requirement that all audit committee members be independent, as that term is defined under the listing standards of the NYSE, and the requirement that at least one member of the Audit Committee is a financial expert. The Audit Committee operates under a written charter approved by the Board of Directors. The Audit Committee Charter is available at www.devonenergy.com.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the preparation of the financial statements and the establishment and maintenance of the system of internal controls. This system is designed to provide reasonable assurance regarding the achievement of objectives in the areas of reliability of financial reporting, effectiveness and efficiency of operations, and compliance with applicable laws and regulations. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management its internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and the audited financial statements in the Annual Report. This review included a discussion of the quality and the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

In fulfilling its duties during 2019, the Audit Committee:

•

reviewed with the independent auditors their opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles and the effective operation of the Company’s internal controls over financial reporting;

•	reviewed with the independent auditors their judgment as to the quality and the acceptability of the Company’s accounting principles and other matters;

•	discussed with the independent auditors other matters under generally accepted auditing standards, including Auditing Standards No. 1301, Communications with Audit Committees;

•

discussed with the independent auditors the auditors’ independence, including the matters in the written disclosures and the letter received from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence;

•	discussed with the independent auditors the overall scope and plans for their audit; and

•	met with the independent auditors, with and without management present, to discuss the results of their audit and the overall quality of the Company’s financial reporting.

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AUDIT COMMITTEE REPORT (cont’d)

Fees to Independent Auditor

Under the terms of its Charter, the Audit Committee has the responsibility to approve the fees paid to the independent auditors. For the years ended December 31, 2018 and December 31, 2019, the following fees were paid to KPMG LLP:

	2019	2018

Audit fees[1]	$3,185,000	$3,353,000

Audit-related fees[2]	721,600	284,500

Tax fees[3]	27,600	60,000

All other fees	—	—

Total	$3,934,200	$3,697,500

[1]	Audit fees included services for the audits of the Company’s financial statements and the effective operation of its internal controls over financial reporting.

[2]

Audit-related fees consisted principally of fees for audits of financial statements of certain of the Company’s affiliates and subsidiaries, including procedures related to the Company’s sale of its Barnett Shale assets.

[3]	Tax fees consisted of tax compliance and tax consulting fees.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by KPMG LLP and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditors. The services and fees must be deemed compatible with the maintenance of the auditors’ independence, including compliance with SEC rules and regulations.

All of the 2019 and 2018 audit and non-audit services provided by KPMG LLP were approved by the Audit Committee. The non-audit services that were approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the auditors’ independence, and the Audit Committee determined the auditors’ independence was not impaired.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 that has been filed with the SEC.

Mary P. Ricciardello, Chair

Barbara M. Baumann

Robert H. Henry

Michael M. Kanovsky

Keith O. Rattie

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AGENDA ITEM 2.

RATIFICATION OF INDEPENDENT AUDITORS FOR 2020

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditing firm retained to audit the Company’s financial statements. To carry out this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the independent auditor’s qualifications, performance, and independence; considers whether the auditing firm should be rotated, including the advisability and potential impact of selecting a different independent registered public accounting firm and adopting a policy of regular rotation; and negotiates the audit fees associated with the Company’s retention of the independent auditing firm. The Audit Committee has appointed KPMG LLP (KPMG) to serve as our independent auditing firm for 2020.

In accordance with SEC rules and KPMG policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our Company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The selection of the Company’s lead audit partner pursuant to this rotation policy involves a rigorous process, including interviews of potential audit partner candidates with the Audit Committee, which occurred in 2019 as Devon’s lead audit partner rotated off Devon’s audit team at the completion of Devon’s audit for the year-ended December 31, 2019.

The Audit Committee and the Board believe that the continued retention of KPMG as our independent registered public accounting firm is in the best interest of the Company and our stockholders. In furtherance of its commitment to corporate governance practices, the Board is asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm for 2020. In the event that our stockholders fail to ratify the appointment of KPMG, the Audit Committee will consider the selection of a different independent auditing firm for 2021.

Representatives of KPMG will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

Our Board of Directors recommends that stockholders vote “FOR” the ratification of KPMG LLP as our independent auditors for 2020.

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RESERVES COMMITTEE REPORT

The Reserves Committee is currently comprised of five independent Directors and operates under a written charter approved by the Board of Directors. The Reserves Committee Charter is available at www.devonenergy.com. The Reserves Committee oversees, on behalf of the Board, the integrity of the Company’s oil, natural gas, and natural gas liquids reserves data. Management and our independent engineering consultants have the primary responsibility for the preparation of the reserves reports. In connection with its oversight responsibilities, the Reserves Committee reviewed with management the internal procedures relating to the disclosure of reserves in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, having regard to industry practices and all applicable laws and regulations.

In fulfilling its duties for the year, the Reserves Committee:

•	approved LaRoche Petroleum Consultants, Ltd. as the Company’s independent engineering consultant for the year ended December 31, 2019;

•	reviewed with the independent engineering consultant the scope of the annual review of the Company’s reserves;

•

met with the independent engineering consultant, with and without management, to review and consider the evaluation of the reserves and any other matters of concern with respect to the evaluation of the reserves;

•

reviewed and approved any statement of reserves data or similar reserves information, and any report of the independent engineering consultants regarding such reserves to be filed with any securities regulatory authorities or to be disseminated to the public;

•	reviewed the internal procedures relating to the disclosure of reserves; and

•	reviewed the qualifications and independence of the independent engineering consultant prior to their appointment and throughout their engagement.

In reliance on the reviews and discussions referred to above, the Reserves Committee recommended to the Board, and the Board approved, that the reserves information be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 that has been filed with the SEC.

Michael M. Kanovsky, Chair

John E. Bethancourt

Robert Mosbacher Jr.

Duane C. Radtke

Keith O. Rattie

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OUR COMPANY

WHO WE ARE

Our Officers

Information concerning our executive officers is set forth below. Information concerning David A. Hager, our President and Chief Executive Officer, is set forth under the caption “Our Nominees for Election.”

Tana K. Cashion, Senior Vice President Human Resources

Ms. Tana K. Cashion, 48, began her career with Devon in 2005 and was appointed as Senior Vice President, Human Resources in March 2016. In her current role, Ms. Cashion oversees the Company’s human resources and corporate communications groups and is a member of the Company’s Executive Committee. Prior to her appointment as a Senior Vice President, Ms. Cashion held positions of increasing responsibility within the Company’s human resources group, including most recently as Vice President, Human Resources. During her career in human resources, Ms. Cashion has worked in the oil and gas, retail, wholesale, and tourism industries. She has a bachelor’s degree in political science from Pepperdine University and a master’s degree in business administration from the University of Oklahoma.

David G. Harris, Executive Vice President Exploration & Production

Mr. David G. Harris, 47, has been with Devon since 2007 and was appointed Executive Vice President, Exploration and Production in 2019. In his current position, he is responsible for all of Devon’s business units, as well as the land, technology, subsurface, and environmental, health and safety groups. He is also a member of the Company’s Executive Committee. Prior to his current position, Mr. Harris served in positions of increasing responsibility, including as Senior Vice President, Exploration and Production; Senior Vice President of Business Development; Vice President, Corporate Finance and Treasurer; and, Associate General Counsel. Prior to joining the Company, Mr. Harris was a partner in the Dallas office of Thompson & Knight LLP, specializing in corporate and securities matters. Mr. Harris holds a bachelor’s degree from the University of Tulsa and a law degree from the University of Oklahoma.

Jeffrey L. Ritenour, Executive Vice President and Chief Financial Officer

Mr. Ritenour, 46, was elected to the position of Executive Vice President and Chief Financial Officer in 2017. In his current position, Mr. Ritenour is responsible for Devon’ business development, strategic planning, marketing, supply chain, investor relations, accounting, tax, and corporate finance functions. He is also a member of the Company’s Executive Committee. Mr. Ritenour joined the Company in 2001 and has served in various other positions at Devon, including most recently as Senior Vice President Corporate Finance, Investor Relations and Treasurer. Prior to joining Devon, Mr. Ritenour was an auditor with the firm of Ernst and Young. He earned both a bachelor’s degree in accounting and a master’s degree in business administration from the University of Oklahoma. Mr. Ritenour previously served on the boards of the managing member and general partner of EnLink Midstream, LLC and EnLink Midstream Partners, LP, respectively.

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WHO WE ARE (cont’d)

Lyndon C. Taylor, Executive Vice President and Chief Legal & Administrative Officer

Mr. Taylor, 61, has been with Devon since 2005 and currently serves as Executive Vice President and Chief Legal & Administrative Officer. In his current position Mr. Taylor oversees Devon’s legal functions, as well as the public and government affairs, corporate services, facilities, and community relations groups. He is also a member of Devon’s Executive Committee. Prior to his current position, Mr. Taylor served as Executive Vice President and General Counsel from 2007 to 2019 and as Deputy General Counsel from 2005 until 2007. Prior to joining Devon, Mr. Taylor was with Skadden, Arps, Slate, Meagher & Flom LLP for 20 years, most recently as managing partner of the energy practice in Houston. He is admitted to practice law in Oklahoma and Texas. Mr. Taylor earned a bachelor’s degree in industrial engineering from Oklahoma State University and a law degree from the University of Oklahoma. Mr. Taylor previously served on the boards of the managing member and general partner of EnLink Midstream, LLC and EnLink Midstream Partners, LP, respectively.

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AGENDA ITEM 3.

APPROVE, IN AN ADVISORY VOTE, EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. At the 2017 Annual Meeting, you approved our proposal to provide you with this opportunity on an annual basis. This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and practices relating to our named executive officers as disclosed in our Compensation Discussion and Analysis, the Summary Compensation Table, and other related tables and narrative disclosure. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the 2020 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table, and the other related tables and narrative disclosure.”

This vote, normally called a “say-on-pay” vote, is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board. The Board will, however, as it has in prior years, take into account the outcome of the vote when considering future compensation arrangements.

Our Board of Directors recommends that stockholders vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

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EXECUTIVE COMPENSATION (cont’d)

Introduction

Purpose of Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) outlines Devon’s compensation philosophy and describes the material components of the Company’s executive compensation program for its named executive officers (NEOs). This CD&A also summarizes decisions the Compensation Committee of the Board of Directors (the Committee) made under the program and the processes utilized and factors considered in making those decisions. In particular, this CD&A focuses on the decisions the Committee made during its January 2020 meetings at which the Committee evaluated the Company’s performance in 2019 as well as each executive officer’s performance for the year, including the performance of the business or organizational unit for which the officer was responsible in 2019. At its January 2020 meetings, the Committee considered Devon’s stock price performance on an absolute and relative basis through the end of 2019, as well as the Company’s financial, operational, environmental, and strategic achievements against its 2019 plan objectives. This review was performed in order to determine salary adjustments, cash bonuses, and long-term equity incentive (LTI) awards.

After the Committee’s January 2020 meetings, stock prices declined across the oil and gas industry due to concerns over the potential economic impact of the COVID-19 pandemic and the oil supply standoff between the Organization of the Petroleum Exporting Countries (OPEC) and Russia. Devon recognizes that these unprecedented impacts may continue to affect Devon’s stock price and the average stock price of its peer group throughout 2020. As described herein, Devon’s executive compensation program consistently aligns realized compensation outcomes with the Company’s performance during the reviewed year. Next year’s CD&A will describe and discuss the steps taken to address the challenges facing the industry in 2020 and the impact on both awarded and realized compensation.

Throughout this 2020 Proxy Statement, the following points should be considered:

•	The executive pay described herein is aligned with the Company’s 2019 performance and total stockholder return.

•

The pay decisions described in this document were made at the Committee’s January 2020 meetings, before stock prices declined across the oil and gas industry due to concerns over the potential economic impact of the COVID-19 pandemic and the standoff between OPEC and Russia.

•

Devon’s executive compensation is highly aligned with stock price performance. Should the oil and gas industry continue to be challenged, it is likely to have a large impact on pay awarded for 2020 and pay realizable from prior awards.

Additional information about the compensation of the named executive officers is provided in the 2019 Summary Compensation Table (the SCT) and other compensation tables that follow this CD&A. Pursuant to SEC rules, the outcome of the Committee’s January 2020 decisions on base salaries for 2020 and LTI will appear in next year’s SCT while the performance bonus is shown in the “Non-Equity Incentive Plan Compensation” column of this year’s SCT.

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EXECUTIVE COMPENSATION (cont’d)

Named Executive Officers

The named executive officers for 2019 are the following individuals:

Executive	Position
David A. Hager	President and Chief Executive Officer
Jeffrey L. Ritenour	Executive Vice President and Chief Financial Officer
Lyndon C. Taylor	Executive Vice President and Chief Legal & Administrative Officer
David G. Harris	Executive Vice President – Exploration & Production
Tana K. Cashion	Senior Vice President – Human Resources
Tony D. Vaughn	Former Chief Operating Officer

Mr. David Harris was appointed Executive Vice President – Exploration & Production in September 2019. Ms. Tana Cashion was appointed as an executive officer in September 2019. Although prior to the end of 2019, Mr. Vaughn changed roles from an executive officer to a senior advisor, which is a non-executive officer position, SEC rules require Devon to include him as a named executive officer in this CD&A. The SCT and other tables that follow this CD&A reflect Mr. Vaughn’s compensation for 2019. Mr. Vaughn was not part of the Committee’s 2020 year-end performance and pay decision-making processes. Therefore, minimal references are made to Mr. Vaughn’s compensation in the CD&A. Mr. Vaughn has announced his retirement as a senior advisor of the Company effective in the second quarter of 2020.

Executive Summary

Company Performance and Pay Alignment

Devon was formed in 1971 and has been publicly held since 1988. Since 2010, the Company has successfully transitioned to a liquids-rich (oil and natural gas liquids), higher-margin, onshore North American production base and continues to transform its organizational structures and processes to allocate capital investments to the Company’s most promising assets. In 2019, the Company took significant steps to complete its transformation to “New Devon” and focus exclusively on its resource-rich U.S. oil portfolio. These steps included a reduction in long-term debt, the strategic divestment of various assets, and the reduction and re-alignment of the Company’s workforce and overall cost structure. In June 2019, the Company completed the sale of substantially all of its oil and gas assets and operations in Canada for $2.6 billion. Thereafter, Devon entered into an agreement to sell its largest natural gas asset, the Barnett Shale. Devon’s strategic shift accelerated the Company’s ongoing transformation and resulted in above-target overall results for 2019, including a total stockholder return (TSR) placing Devon within the top third of performance within its 2019 peer group.

The Committee determined that “cash return on capital employed” and “all-in rate of return” will continue to be among the featured metrics used to determine cash bonuses for performance. The Company believes that returns measures, in particular cash return on capital employed, correlate with total stockholder returns over the medium to long-term. All-in rate of return provides the Company data on its capital allocation decisions and subsequent value creation. It is an asset-driven measure that focuses on the multi-year well-head rate of return (inclusive of the overhead costs associated with the business) of Devon’s drilling program. Since their inception as scorecard metrics, the Committee believes that the return measures have further aligned our employees with the goals of the Company and enhanced the focus of the entire organization.

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EXECUTIVE COMPENSATION (cont’d)

The structure of the Company’s compensation program coupled with the Committee’s processes and decision-making ensure a strong tie between Company performance and executive pay. This is especially illustrated by the compensation outcomes for Devon’s executives over the last three years. The chart below, “Summary of President and CEO Pay,” highlights the relationship between TSR (which is measured by stock price changes and dividend payment value) and the realizable pay of Devon’s CEO based on the target-pay opportunity the Committee has awarded to him at the grant date. Additional comparative detail about the tie between Company performance and NEO pay may be found below in the sections titled “Snapshot Comparison of Compensation Decisions Made Following 2019 and 2018” and “Effect of Company Performance on President and CEO Realizable Pay” found on page 52.

Summary of President and CEO Realizable Pay[1]
Year	Total Stockholder Return for the Year	Salary Increase Awarded Following Year End	Performance Bonus Awarded, % of Target, Following Year End	Long-Term Incentives Awarded, % of Target, Following Year End	Realizable Pay Relative to Target Measured at Year End[2]
2019	+16.8%	No salary increase	150%	100%	27.9%
2018	-45.1%	No salary increase	90%	100%	-52.1%
2017	-8.8%	No salary increase	115%	100%	-14.4%

[1]	For a discussion of what constitutes “realizable pay” for this purpose, see the explanatory notes to the “President and CEO Realizable Pay” chart on page 53.

[2]

For additional detail on the percentages reflected in this column, see page 53 of this proxy statement for 2019, page 49 of the 2019 proxy statement for 2018, and page 49 of the 2018 proxy statement for 2017, in each case in the section titled “Effect of Company Performance on President and CEO Realizable Pay.”

2019 Company Performance Highlights

Devon believes setting challenging annual performance goals is key to continuous improvement in the returns it achieves on its assets and capital investments. Although the commodity pricing challenges that impacted the industry in 2018 continued in 2019, the actions taken during the year led the Company to exceed its 2019 goals on many of its target metrics as a result of improved well performance and cost-reduction efforts. The Company took significant steps to monetize certain assets, reduce long-term debt, and re-align its overall cost structure. The following performance highlights provide further context for the Committee’s considerations with respect to executive compensation for 2019:

Operational and financial achievements

•	The Company successfully completed the sale of its Canadian business for $2.6 billion in June 2019 and entered into an agreement to sell its largest natural gas asset, the Barnett Shale;

•	Devon achieved more than 90% of the Company’s three-year $780 million cost reduction goal;

•

The Company successfully increased oil and gas production while using less resources by exceeding the 2019 oil and gas production goal of 139 million BOE by 5.8% while reducing capital expenditures by approximately 10% and drilling 10% more wells compared to 2018;

•	the Company further developed its reporting on ESG matters and proactively engaged with its internal and external stakeholders to improve ESG performance;

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EXECUTIVE COMPENSATION (cont’d)

•	the Company retired $1.7 billion of senior notes, reducing annualized financing costs by $60 million;

•

Devon repurchased $4.8 billion of stock as part of its $5.8 billion share repurchase program, representing a reduction of nearly 30% in the total amount of outstanding stock since the program’s inception;

•	Devon successfully increased the combined Delaware Basin and Powder River Basin production over 60% in 2019 compared to 2018; and

•

the Company exited 2019 with $1.8 billion of cash, inclusive of $380 million restricted for discontinued operations, and $3.0 billion of available credit under its Senior Credit Facility, with no debt maturities until 2025.

Total stockholder return

•	Devon increased its quarterly common stock dividend 12.5% to $0.09 per share beginning in the second quarter of 2019; and

•	Devon had the 4th highest TSR when compared to its 14 peer companies.

Compensation Philosophy and Objectives

Devon is committed to delivering strong returns on its investments through a highly engaged culture focused on innovation, safety, operational excellence, environmental stewardship, and social responsibility. The Company focuses its business on generating operating returns by managing a premier asset portfolio, delivering superior execution, and exercising discipline in Devon’s capital allocation. Devon also maintains a strong commitment to financial strength and flexibility through all commodity price cycles, as reflected in the Company’s investment grade credit ratings.

This strategy requires a compensation philosophy that recognizes near-term operational and financial success as well as decision-making that supports long-term value creation. For these reasons, the Committee utilizes a range of measures in its compensation program and, when appropriate, adds new goals year-over-year to motivate and reward executives for improved performance over the contemplated time horizon. Overall, the value of an executive officer’s total compensation is weighted in favor of long-term incentives in order to focus the officer’s efforts on the long-term performance of the Company and to encourage the executive to remain at the Company.

The objectives of Devon’s compensation program are to:

•	motivate and reward executives to drive and achieve the Company’s goal of increasing stockholder value;

•	allocate incentives for the achievement of near-term and long-term objectives, without motivating executives to take excessive risk; and

•	attract and retain highly trained, experienced, and committed executives who have the skills, education, business acumen, and background to lead a large and diversified oil and gas business.

The primary components of Devon’s executive compensation program consist of base salary, a performance bonus, and LTI. The Committee generally targets each component, as well as the aggregate of the components, at approximately the 50th percentile of the Company’s peer group.

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EXECUTIVE COMPENSATION (cont’d)

Individual compensation levels may vary from these targets based on performance, expertise, experience, or other factors unique to the individual’s role within the Company. The Committee also provides retirement and other benefits typical for Devon’s peer group.

What Devon Does and Doesn’t Do

Good Compensation Governance Practiced by Devon

•  Award Performance-Based LTI—The Company awards half of named executive officer LTI in the form of performance share units tied to TSR. A 100% of target payout on performance share units requires TSR that exceeds the peer group median.

•  Utilize a Quantitative Process for Performance Bonuses—In determining performance bonuses, the Committee assigns a score to the Company’s performance on goals set at the beginning of the year. The Committee then calculates a weighted score that determines the amount of any performance bonuses. Each year, the Committee recalibrates the goals to align with performance outcomes that the Committee desires for the year.

•  Tie Realizable Pay Opportunities to Company Performance—The Committee regularly reviews the realizable pay of the President and CEO and other executive officers in light of Company performance. This has resulted in pay that aligns with Company performance.

•  Require Executives to Hold Devon Stock—Board-adopted guidelines establish robust minimum stock ownership levels for the executive officers.

•  Provide for Clawback of Compensation—Pursuant to a Board-adopted policy, the Committee may claw back performance bonuses and LTI if the Company restates its financial statements.

•  Interview Executives—On an annual basis, the Committee conducts in-depth, confidential, one-on-one interviews with each executive officer, which is a highly effective tool in the Committee’s oversight of the executive compensation program.

Controversial Compensation Governance Not Practiced by Devon

☒ Enter into Egregious Employment Agreements—The Company does not enter into contracts containing multi-year guarantees of salary increases or non-performance based bonuses or equity compensation.

☒ Provide Tax Gross-Ups—Employment agreements do not obligate the Company to make tax gross-up payments in the event of a change in control of the Company.

☒ Allow Excessive Severance Benefits and/or Liberal Change-in-Control Payments—Employment agreements do not provide cash payments that exceed three times base salary plus target/average/last paid bonus; do not contain liberal change-in-control definitions; and, do not provide severance payments without job loss (i.e., no “single trigger” cash severance or equity vesting with a change in control).

☒ Allow Risky Transactions in the Company’s Stock—Company policy prohibits the executives from engaging in short-term or speculative transactions or hedging or pledging Devon’s common stock.

☒ Reprice or Replace Underwater Options—The Company does not reprice or replace underwater stock options.

☒ Permit Abusive Perquisites Practices—Perquisites made available to the executives are limited.

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EXECUTIVE COMPENSATION (cont’d)

Response to Stockholder Feedback

Devon conducts investor outreach throughout the year to ensure that management and the Board understand the compensation issues that matter to Devon’s stockholders. During 2019, the Company contacted a majority of its 50 largest stockholders and had productive interactions with many stockholders, both inside and outside of that group, including several in-person meetings. The Committee reviews the feedback resulting from these outreach efforts. Devon also considers the results of the most recent advisory vote on executive compensation by Devon’s stockholders (say-on-pay vote), which for 2019 reflected that approximately 94% of voting stockholders voted “for” Devon’s executive compensation in 2018.

The chart set forth below highlights compensation program changes made over the past few years. The Committee generally utilizes compensation metrics that the investor community considers most important in valuing the Company, which traditionally have included measures like relative TSR and production growth. In addition to traditional measures, the Company reviews existing metrics in light of developments in pay practices and has been responsive to investor input regarding the addition and deletion of various measures, as seen in the chart below.

Source for Detail	Change in Compensation Practice

2020 Proxy Statement

•  Devon strengthened the link between executive compensation and environmental stewardship by adopting a goal for improving Devon’s fugitive emissions performance and including that goal in the scorecard used to determine performance bonuses for 2019 performance.

•  In light of the Company’s strategic transformation in 2019, the Committee selected a recalibrated peer group for 2020 that better aligns with Devon’s go-forward size and operations. This recalibration resulted in (i) the removal of several larger and operationally dissimilar oil and gas companies from the peer group and (ii) the addition of two companies of similar size and operations within the oil and gas exploration and production industry.

2019 Proxy Statement	• No significant changes made.

2018 Proxy Statement

•  The scorecard used to determine bonuses for 2018 performance includes operational and financial measures that reflect the return on Devon’s investments.

•  For 2018, “cash return on capital employed” and “all-in return on capital” metrics were added to the scorecard, oil and gas reserves additions were removed, and certain other measures were removed or de-emphasized.

2017 Proxy Statement

•  The long-term incentive plan approved by stockholders at the Company’s 2017 annual meeting (the 2017 LTIP) does not permit the payment of any dividends on restricted stock awards until the underlying shares vest.

•  The 2017 LTIP provides that shares will not vest in the case of a change in control unless a job loss follows or the acquiring company fails to assume outstanding grants (i.e., no “single trigger” equity vesting with a change in control).

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EXECUTIVE COMPENSATION (cont’d)

Compensation Decisions for 2019

Overview of Pay Decisions

Devon’s executive compensation practices consistently result in a pay-for-performance tie that is among the strongest in the Company’s peer group. An overwhelming majority of overall compensation is delivered through performance bonuses and LTI awards, each of which correlate with Company performance.

As illustrated below, compensation decisions made by the Committee during its January 2020 meetings resulted in awards heavily weighted toward TSR and achievement of other 2019 Company performance measures. Approximately 90% of the value of total direct compensation awarded to the President and CEO and an average of approximately 84% of total direct compensation for the other named executive officers was delivered through performance bonuses and LTI.

Each year, the Committee refers to the following factors in considering any compensation decisions for the named executive officers:

•	Company performance in relation to goals pre-approved by the Committee and the Board of Directors, including the Company’s TSR performance as compared to peers;

•	each named executive officer’s individual performance during the year, including the performance of the business or organizational unit for which the officer is responsible;

•	Devon’s compensation philosophy;

•	confidential interviews conducted by the Committee with each executive officer individually;

•	input from the Compensation Consultant (see section titled “Role of Compensation Consultant” on page 55 for additional information);

•	the Committee’s own review of competitive market data; and

•	the President and CEO’s recommendations with respect to the compensation of the other named executive officers.

The Committee regularly reviews the above-listed factors when considering compensation decisions and from time to time changes or supplements its analysis with other factors.

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EXECUTIVE COMPENSATION (cont’d)

Base Salary

Base salary typically represents a smaller portion of executive pay than compensation elements that vary year-to-year based on performance. Competitive salaries, however, are vital to ensuring that the Company attracts and retains executives who have a combination of business acumen, significant industry experience, and longevity with the Company. In evaluating salary levels each year, the Committee generally considers the following factors:

•	the competitive position of the executive’s base salary compared to similarly situated executives at peer companies;

•	the scope of responsibility, experience, and tenure of the executive and the executive’s potential to take on greater or different responsibilities; and

•	the Company’s cost structure.

Based on the foregoing considerations, with special consideration for competitive position, and taking into account that no increases were approved at the January 2019 meeting, the Committee determined in its January 2020 meetings that salary increases were appropriate in three cases. Please note that the SCT’s entries for “Salary” reflect the salaries received by the named executive officers during 2019. The footnotes that accompany this year’s SCT and the discussion of salaries in last year’s CD&A provide additional information on salaries in effect for 2019.

Executive	Annual Salary in Effect on 12/31/2019[1]	2020 Annual Salary Rate[1]	% Change

David A. Hager	$1,275	$1,275	0%

Jeffrey L. Ritenour	$600	$620	3.3%

Lyndon C. Taylor	$650	$650	0%

David G. Harris	$550	$610	10.9%

Tana K. Cashion	$345	$375	8.7%

1 Dollar amounts shown in thousands.

Annual Performance Cash Bonus

In awarding performance bonuses, the Committee utilizes a formula that establishes a performance-bonus target for each named executive officer based on a percentage of his or her base salary. In establishing performance-bonus targets, the Committee considers industry benchmarks for the relevant officer position as well as the scope of responsibility associated with the position. For 2019, performance-bonus targets for named executive officers ranged from 50% to 135% of base salaries.

Performance-bonus payouts depend on the Company’s performance in relation to the structured and measurable goals approved by the Board at the beginning of the year and the individual executive’s contributions to achievement of those goals. The goals were selected because they are critical to the Company’s near-term performance, its prospects for sustainable growth in returns, and the creation of long-term value for the Company and its stockholders.

The table below provides detail on the Company’s performance on the goals set for 2019. As reflected in the table, the Committee assigns a separate weighting to each performance measure in

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EXECUTIVE COMPENSATION (cont’d)

order to reflect the relative importance of those areas for the year. The Committee aggregates the weighted performance score for each measure to arrive at an overall Company performance score.

For operational and financial goals, the Committee generally views (i) a 30% or greater shortfall from a goal as the threshold at which a score of no more than 25% may be assigned for the goal and (ii) a 30% or greater outperformance on a goal as maximizing performance such that a score of up to 200% could be assigned for the goal. Although the structure of the performance-bonus process relies on Company performance measures and the application of set formulas to arrive at performance-bonus amounts, the Committee maintains the authority to adjust the amount of an executive’s performance bonus within the range of the bonus pool (0% to 200% of target) based on individual contributions. The Committee made no such adjustments for 2019.

Measure	Goal	Outcome	Weight	Score	Weighted Score
Cash Return on Capital Employed[1]	20%	22%	15%	125%	18.75%
All-In Return on Capital[1]	15%	24%	15%	200%	30.00%
Expenditures (millions) [2]	Capital: $1,976; LOE+GPT: $830; Net G&A: $528	Capital: $1,935; LOE+GPT: $894; Net G&A: $475	15%	125%	18.75%
Oil and Gas Production[2]	302,000 BOE per day	323,000 BOE per day	15%	150%	22.50%
Improve the Overall Value of Devon’s Risked Resource Portfolio (million BOE)	Test and move contingent resources: 150 Evaluate portfolio high grading opportunities: 1,000	Test and move contingent resources: 321 Evaluate portfolio high grading opportunities: >1,000	10%	200%	20.00%
Total Stockholder Return[3]	Top half of the peer group on a 1-year basis	1-year TSR ranked 4th out of 15 in relation to the peer group; 1 of only seven with positive TSR	10%	175%	17.50%
Environmental, Health, and Safety[4]	Continuously improve in environmental, health, and safety performance	Met targets on Lost Spill Rate, fugitive emissions performance, Utilization of SIF Learnings, Implementation of Roadmap; missed target for Combined Recordable SIF rate	10%	75%	7.50%

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EXECUTIVE COMPENSATION (cont’d)

Measure	Goal	Outcome	Weight	Score	Weighted Score
Internal and External Stakeholder Alignment	Increase stakeholder engagement, alignment, and support to maintain or improve the public policy and business environment in which Devon operates	Further developed Devon’s reporting on ESG matters and proactively engaged with the Company’s internal and external stakeholders to improve ESG performance	5%	150%	7.50%
Learning & People	Improve Devon’s ability to perform by advancing a culture of innovation, inclusion, technology, automation, and continuous improvement	Refocused innovation culture efforts to promote successful company transformation; enhanced employee’s ability to contribute through inclusion and diversity efforts	5%	150%	7.50%

2019 Company Performance Total Weighted Score	150%

[1]	Please refer to Appendix A for additional information about Cash Return on Capital Employed and All-In Return on Capital, which are non-GAAP financial measures.

[2]	Dollar amounts and production volumes reflect Devon’s total operations, including amounts presented in both continuing and discontinued operations.

[3]

For relative 2019 TSR measurement, the Company is ranked in relation to the following 14 peer companies: Anadarko Petroleum Corporation, Apache Corporation, Chesapeake Energy Corporation, Concho Resources Inc., ConocoPhillips, Continental Resources, Inc., Ovintiv, Inc. (f/k/a EnCana Corporation), EOG Resources, Inc., Hess Corporation, Marathon Oil Corporation, Murphy Oil Corporation, Noble Energy, Inc., Occidental Petroleum Corporation, and Pioneer Natural Resources Company. See page 55 for a discussion of the recalibrated 2020 peer group.

[4]

The Company’s “Environmental, Health and Safety” goals consisted of (i) combined recordable SIF rate, (ii) utilization of SIF learnings, (iii) fugitive emissions performance, (iv) lost spill rate, and (v) implementation of multi-year roadmap to improve EHS performance. The SIF rate records serious incidents or fatalities.

The performance scorecard reflects that the Company posted positive results in the challenging commodity price environment of 2019. In particular, the Committee commended the Company’s performance on the implementation of its strategy to monetize various assets, reduce long-term debt, and re-align its overall cost structure. Devon’s strategic shift accelerated the Company’s ongoing transformation and resulted in strong overall results for 2019, including placing Devon within the top third of its 2019 peer group with respect to TSR performance. Additionally, the scorecard reflects that Devon took significant steps towards its transition to a U.S. oil company in 2019. The Committee also noted that the Company achieved four of its five performance goals on environmental, health, and safety measures, but did not meet its target goal reduction for recordable SIF events.

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The following table outlines the calculations made for the bonuses awarded for 20191:

Executive	2019 Salary[2]		Performance Bonus Target		Company Performance Score		Process Determined Performance Bonus Amount

David A. Hager	$1,275	X	135%	X	150%	=	$2,582
Jeffrey L. Ritenour	$600		90%				$810
Lyndon C. Taylor	$650		90%				$878

David G. Harris	$550		90%				$743

Tana K. Cashion	$345		50%				$259

[1]	All dollar amounts in thousands.

[2]	Annual base salary rate in effect as of December 31, 2019.

Please note that the SCT’s entries for Non-Equity Incentive Plan Compensation in 2019 reflect the annual performance bonuses listed under the column above titled “Process Determined Performance Bonus Amount.”

The Committee did not make any individual adjustments for the 2019 NEO performance bonus amounts. However, upon further consideration of the duties associated with Ms. Cashion’s role, the Committee increased her bonus target to 60% applicable for any performance bonus paid for 2020.

Long-Term Incentives

A key element of Devon’s compensation program is to reward executive officers for long-term strategic accomplishments and enhancement of long-term stockholder value through equity-based incentives that vest over an extended period of time. LTI compensation plays an essential role in attracting and retaining executive officers and aligns their interests with the long-term interests of Devon’s stockholders.

At its January 2020 meetings, the Committee determined that the 2020 awards of LTI should generally continue the past practice of tracking a target at the 50th percentile compared to peers. In making this decision, the Committee considered the factors it generally references for compensation decisions and took into account the Company’s strong operational performance for the year and the Company’s progress on, and each executive’s leadership with respect to, the Company’s strategic objectives.

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The table below details the awards made to named executive officers. The SCT in next year’s proxy statement will reflect the value of these grants as Stock Awards for 2020.

LTI Granted in 20201

Executive	Item[2]	Restricted Stock	Target Performance Share Units[3]	Total
David A. Hager	Shares	188,554	188,554	377,108
	Value	$4,250	$ 4,250	$8,500
Jeffrey L. Ritenour	Shares	55,457	55,457	110,914
	Value	$1,250	$ 1,250	$2,500
Lyndon C. Taylor	Shares	55,457	55,457	110,914
	Value	$1,250	$ 1,250	$2,500
David G. Harris	Shares	55,457	55,457	110,914
	Value	$1,250	$ 1,250	$2,500
Tana K. Cashion	Shares	24,402	24,402	48,804
	Value	$550	$ 550	$1,100

1 Dollar amounts shown in thousands.

[2]

For each named executive officer, the Committee first determines the total value of LTI to be awarded then divides the total value equally between restricted stock and performance share units (based on the closing price of the Company stock as of the grant effective date), rounding up to the next whole share if needed.

[3]

In accordance with applicable accounting requirements, Devon uses a different valuation method in the SCT (in this case, a Monte Carlo simulation) for performance share units than in this table. The Monte Carlo simulation for performance share units, when valued for purposes of inclusion in next year’s SCT as compensation for 2020, may require Devon to assign a higher or lower value per unit than the closing price of the Company’s stock as of the grant approval date.

At its January 2020 meetings, the Committee made LTI grants for 2020. The Committee determined that the pursuit of strategic Company goals and creation of stockholder value would best be promoted by linking half the LTI awarded for the year to Company performance and half to long-term stock ownership thereby strengthening the alignment of interests of executives and stockholders. Accordingly, the two types of LTI granted to named executive officers were PSU and time-based restricted stock awards (RSA), respectively.

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The following table describes the purpose and structure of the LTI granted to the named executive officers at the Committee’s meetings in January 2020:

Type of LTI Award	Purpose	Additional Background and Detail
Performance Share Units (PSU)	Awards of PSU grants encourage executives to make decisions and take actions that promote long-term stockholder return.

•  Executives may earn between 0% and 200% of the shares underlying the grant based on the Company’s TSR relative to peer companies[1] over a three-year performance period (January 1, 2020 through December 31, 2022).

•  Payout will be determined as of the end of the performance period based on actual TSR performance over the period. The grid below further details the relationship between relative performance and payout levels.

•  If the Company’s TSR outperforms that of its peers, executives may earn the targeted number of shares (100%) or more. If the Company’s TSR is below median as compared to peers, executives earn fewer shares than targeted with the potential for no payout.

Restricted Stock Awards (RSA)	Awards of RSA foster long-term stock ownership and strengthen alignment with shareholders.	• Ownership and alignment is promoted by a four-year vesting schedule that provides for only 25% of the shares underlying the RSA to vest on each anniversary of the grant date.

	The Company’s TSR against its peers[1]	Payout percent of shares underlying grant

	1-2	200%

	3	175%

	4	150%

	5	125%

	6	100%

	7	88%

	8	75%

	9	63%

	10	50%

	11-12	0%

[1]

The peer companies used for comparison for the PSU grants are those in the recalibrated peer group for 2020, consisting of Apache Corporation, Chesapeake Energy Corporation, Cimarex Energy Co., Concho Resources Inc., Continental Resources, Inc., Ovintiv, Inc. (f/k/a EnCana Corporation), EOG Resources, Inc., Marathon Oil Corporation, Noble Energy, Inc., Pioneer Natural Resources Company, and WPX Energy, Inc.

Additionally, at its January 2020 meetings, the Committee certified that the Company achieved the 11th highest TSR for the three-year period associated with the performance share units granted in the first quarter of 2017. Pursuant to the grant’s terms and conditions, 60% of the grants’ target number of shares vested for each named executive officer. Further information about this grant is provided in the “Outstanding Equity Awards at Fiscal Year End” table below and corresponding footnotes.

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Snapshot Comparison of Compensation Decisions Made Following 2019 and 2018

Pursuant to the Company’s 2019 performance and pay cycle, the Committee, at its January 2020 meetings, considered salary adjustments, performance-bonus awards for 2019, and LTI grants. In accordance with SEC guidance, the base salary and LTI grants approved at the meetings will appear in next year’s SCT as compensation for 2020, while the performance bonuses are reported in this year’s SCT as compensation for 2019.

The table below illustrates the total direct compensation awarded by the Committee to the named executive officers in its January 2020 and 2019 meetings, respectively.

Comparison of Year-Over-Year Total Direct Pay Awarded1

Individual NEO Total Direct Pay Awarded

Executive	Meeting Year[2]	Base Salary Rate	Performance Cash Bonus[3]		Value of Annual LTI Grant[5]	Total Direct Pay Awarded	Change from Prior Year[6]
			$	% of Target[4]

David A. Hager	2020	$1,275	$2,582	150%	$8,500	$12,357	+9.1%
	2019	$1,275	$1,549	90%	$8,500	$11,324	-3.7%

Jeffrey L. Ritenour	2020	$620	$810	150%	$2,500	$3,930	+9.6%
	2019	$600	$486	90%	$2,500	$3,586	+5.6%

Lyndon C. Taylor	2020	$650	$878	150%	$2,500	$4,028	+9.5%
	2019	$650	$527	90%	$2,500	$3,677	-3.2%

David G. Harris	2020	$610	$743	150%	$2,500	$3,853	N/A

Tana K. Cashion	2020	$375	$259	150%	$1,100	$1,734	N/A

[1]	All dollar amounts shown in thousands.

[2]

“Meeting Year” refers to the timing of the Committee’s decision to award or affirm the compensation component in the context of the prior year’s company performance and other factors. The applicable year may not align with the amounts shown in the SCT for the respective years due to SEC rules for presentation of data in the SCT as described above the table.

[3]

Performance-bonus targets are set as a percentage of base salary in effect as of year-end. Please refer to the section above titled “Annual Performance Cash Bonus” for additional information about the process for 2019.

[4]	Performance-bonus targets for the NEOs are as follows (expressed as a percentage of year-end base salary): Mr. Hager—135%; Mr. Ritenour—90%; Mr. Taylor—90%, Mr. Harris – 90%, Ms. Cashion – 50%

[5]	All amounts calculated using the face-value method (value divided by the closing price of the Company stock as of the grant effective date).

[6]	Mr. Harris and Ms. Cashion were not executive officers during the Committee’s January meeting decision-making process prior to 2020, so prior amounts and percent change are not applicable.

Effect of Company Performance on President and CEO Realizable Pay

Changes in stock price and performance over the vesting or performance period of LTI cause the value ultimately received by the executive to differ from the target grant value. The measurement of realizable pay includes such changes when comparing pay received, or projected to be received, to the target pay granted. The chart illustrates the strong correlation between TSR performance and

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President and CEO realizable pay. By design, strong relative and overall TSR performance results in higher realizable pay and weak relative and overall TSR performance results in lower realizable pay. Because shareholders may be interested in the actual compensation received by the CEO, Mr. Hager has elected to provide additional transparency by voluntarily disclosing the income reported on his W-2 for each of the years listed.

President and CEO Realizable Pay1

[1]	All dollar amounts shown in thousands.

[2]

W-2 Box 5 income is Medicare Wages reported in accordance with IRS requirements. For Mr. Hager these amounts include salary and bonus paid to him during the year before the subtraction of his elective deferrals into the Company’s defined contribution plans, contributions made into those plans by the Company, income achieved from the vesting of restricted stock and performance share units during the year, and other reportable compensation such as imputed income for Company-provided life insurance.

Explanatory notes to “President and CEO Realizable Pay” chart

Amounts shown for each Target column reflect (i) base salary paid during the year, (ii) performance-bonus target for the year, and (iii) face value (shares multiplied by grant effective date closing price) of the restricted stock awards and performance share units granted at the beginning of the year.

Amounts shown for each Realizable column reflect (i) base salary paid during the year, (ii) the performance bonus awarded for the year through the Committee’s performance bonus determination

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process, and (iii) the value of (a) the restricted stock awards based on the closing price of Devon’s common stock as of 2019 year end without respect to interim vesting and (b) the performance share units based on a payout percentage for Devon’s position within the peer group for the relevant performance period up to December 31, 2019. Following year end, the performance share units granted in 2016 paid out at 0% of target, the Performance Share Units granted in 2017 paid out at 60% of target, and the performance share units granted in 2018 and 2019, respectively, were trending to pay out at 80% and 150% of target, respectively.

“% TSR Change” covers, (i) for the first column, the period from December 31, 2015 to December 31, 2019, (ii) for the second column, the period from December 31, 2016 to December 31, 2019, (iii) for the third column, the period from December 31, 2017 to December 31, 2019 and (iv) for the fourth column, the period from December 31, 2018 to December 31, 2019.

“% Difference between Realizable and Target Pay” reflects the difference, expressed as a percentage of Target, between Target and Realizable pay as of December 31, 2019 for each respective column.

“% Difference between W-2 and Target Pay” reflects the difference, expressed as a percentage of Target, between Target and W-2 pay as of December 31, 2019 for each respective column.

The chart above shows CEO realizable pay at 18.3% below target based upon Devon’s December 31, 2019 closing stock price of $25.97. As of March  31, 2020, Devon’s closing stock price was $6.91, which would result in CEO realizable pay at 58.7% below target.

Compensation Process Background

The Committee is responsible for and directs the process of reviewing and determining compensation for the named executive officers. The Committee retains an external compensation consultant to provide assistance with the process. The role of the Committee and the compensation consultant, which includes the development of a peer group the Committee uses for benchmarking and comparing the executive officers’ compensation, is further described in the following sections.

Role of the Committee

The Committee establishes the Company’s executive compensation philosophy and administers the overall executive compensation program. The Committee operates under a written charter approved by the Board of Directors, a copy of which is available at the Company’s website, www.devonenergy.com.

Every year, the Committee conducts an individual, in-depth, confidential interview with each executive officer to discuss the officer’s analysis of the Company’s overall performance for the year, performance within the officer’s area of responsibility, and any issues or concerns the officer may have regarding the Company’s operations and results. The Committee believes this is a highly effective tool in the Committee’s oversight of the executive compensation process. In addition, the President and CEO discusses with the Committee his evaluation of each executive officer’s performance, development, and potential to take on greater or different responsibilities. The President and CEO also provides compensation recommendations to the Committee for all executive officers (other than himself).

The Committee considers the various factors described in this CD&A, including its interviews with executive officers and the President and CEO’s evaluations of each executive officer’s performance

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and, in a closed session without the President and CEO present, the Committee sets the President and CEO’s compensation. The Committee then determines whether to approve the compensation recommendations provided by the President and CEO for the other executive officers.

Role of the Compensation Consultant

For 2019, the Committee retained Meridian Compensation Partners, LLC (Compensation Consultant) as its external compensation consultant. The Compensation Consultant evaluated the competitiveness of the Company’s program and reviewed the executive compensation program design. The Committee has the final authority to hire and terminate the Compensation Consultant, and the Committee annually evaluates the performance of the Compensation Consultant.

In selecting its consultant, the Committee considers factors that could affect the consultant’s independence, including whether the consultant provides services to the Company other than under its engagement by the Committee, and the other factors set forth in the Committee’s charter. When reviewing the Compensation Consultant’s independence, the Company also considered the fact that Devon’s business represents only a very small portion of the Compensation Consultant’s overall revenue. Based on this review, the Committee determined that the Compensation Consultant had no conflicts of interest.

Use of Peer Groups

To successfully compete for executive talent, the Committee, working with the Compensation Consultant, annually compares the compensation of the executive officers to the compensation of similarly situated executives at peer companies with business operations focused on the exploration and production of oil and gas. In establishing a peer group, the Committee primarily seeks companies with asset and market values similar to the Company. The Committee also considers enterprise values, calculated as common equity value plus net long-term debt and preferred stock, of the companies. The Committee believes these metrics are appropriate for determining peers because they provide a reasonable point of reference for comparing executives with similar positions and responsibilities.

In light of the Company’s strategic transformation in 2019, the Committee selected a recalibrated peer group for 2020 that better aligns with Devon’s current size and scope of operations. This recalibration resulted in (i) the removal of several larger and operationally dissimilar oil and gas companies from the peer group and (ii) the addition of two companies of similar size and operations within the oil and gas exploration and production industry. The approved peer group used in the Committee’s January 2020 compensation decision-making process consisted of the 12 companies listed below:

Apache Corporation

Chesapeake Energy Corporation

Cimarex Energy Corporation

Concho Resources Inc.

Continental Resources, Inc.

Ovintiv, Inc (f/k/a EnCana Corporation)

EOG Resources, Inc.

Hess Corporation

Marathon Oil Corporation

Noble Energy, Inc.

Pioneer Natural Resources Company

WPX Energy, Inc

The Committee’s peer group analysis consists of all components of total direct compensation, including base salary, annual performance bonus, and long-term equity incentives. The Compensation Consultant collected and summarized compensation data from the proxy statements of the peer group companies and the Compensation Consultant’s proprietary databases.

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Tally Sheet Review

Prior to making compensation decisions at its January meetings, the Committee annually reviews tally sheets for executive officers that include all elements of compensation, including potential payments under various termination scenarios. Tally sheets allow the Committee to evaluate compensation elements individually and collectively. Please refer to the tables that follow this CD&A for additional information.

Additional Benefits and Compensation Information

Retirement Benefits

Defined Benefit Plans

Based on their hire date with the Company, named executive officers may be eligible to participate in three defined benefit plans maintained by the Company. Devon’s qualified Defined Benefit Plan provides annual retirement income based on a formula that considers the executive’s final average compensation, Social Security benefits, and years of credited service with the Company. Additionally, the same group of named executive officers may participate in either of two nonqualified defined benefit plans, the Supplemental Retirement Income Plan (SRIP) or Benefit Restoration Plan (BRP), which are not subject to certain limitations imposed by the IRS. Such nonqualified plans are typical in the oil and gas industry.

Defined Contribution Plans

Named executive officers hired after Devon’s Defined Benefit Plan was closed to new participants in 2007 are eligible to participate in a qualified 401(k) Plan that provides for a Company match of up to 6% and a Company contribution of up to 16% of their compensation. In lieu of participating in the SRIP or BRP, named executive officers who are not eligible for the Defined Benefit Plan may participate in additional nonqualified defined contribution plans. Under the Supplemental Contribution Restoration Plans (SCRPs) and the Supplemental Executive Retirement Plan (DC SERP), the Company may make supplemental contributions that would otherwise be subject to limitations in the Internal Revenue Code based on the compensation of the executives.

Nonqualified Deferred Compensation Plans

Devon maintains a nonqualified Deferred Compensation Plan that allows eligible employees to defer cash compensation beyond the limits placed on the 401(k) Plan by the Internal Revenue Code and permits the Company to contribute a match to the extent that the match available under the qualified 401(k) Plan is limited.

For additional information on the plans and the value of accumulated benefits for the named executive officers under the various plans described in this “Retirement Benefits” section, please refer to the “Pension Benefits” section beginning on page 66 and the “Nonqualified Deferred Compensation Plan” section beginning on page 71.

Other Benefits

The limited perquisites made available to Devon’s executives are listed in detail in the “All Other Compensation” table on page 61. Personal use of aircraft by executives on a limited basis is allowed as approved by the President and CEO. The Committee reviews and ratifies the personal use of aircraft on an annual basis. Such use has historically been minimal and there was no usage in 2019.

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Post-Termination or Change-in-Control Benefits

Devon maintains employment agreements with each of the named executive officers. These agreements provide each named executive officer certain additional compensation if employment is involuntarily terminated other than for “cause” or if the named executive officer voluntarily terminates employment for “good reason,” as those terms are defined in the relevant agreements. Also, in these situations, the applicable named executive officer fully vests in any unvested LTI awards subject to certain covenants and agreements and pro ration as described below. The agreements also provide certain benefits in the event of a termination within a two-year period following a change in control.

The employment agreements do not include “gross-up” provisions that obligate the Company to pay an additional amount to the named executive officer if benefits under the employment agreement or any other Company arrangement are subject to the tax imposed on excess parachute payments by Section 4999 of the Internal Revenue Code. The Company’s award agreements for LTI granted to the named executive officers provide that officers who meet certain years-of-service and age criteria are eligible to continue to vest as scheduled in outstanding awards following retirement subject to certain covenants and agreements.

The unvested shares underlying LTI awards granted prior to 2018 are eligible for continued or accelerated vesting post termination in the case of a severance-related employment termination or a retirement. For grants made in 2018 and after, such terminations occurring prior to the first anniversary of the grant date result in a pro-rata reduction in the number of shares eligible for continued or accelerated vesting post termination.

Employment agreements and other arrangements with post-termination and change-in-control benefits are typical in the oil and gas industry and necessary in order to compete for executive talent. Please refer to the “Potential Payments Upon Termination or Change-in-Control” section beginning on page 72 for detail on amounts that could be payable under certain scenarios and additional information on the Company’s employment agreements.

Stock Ownership Guidelines

Ownership of Devon’s stock by the executives aligns their interests with the interests of Devon’s stockholders. Accordingly, the Board of Directors maintains stock ownership guidelines that require each executive officer who has served in such capacity for at least five years to own shares of common stock at least equal in value to a multiple of his or her base salary. The guidelines establish the following minimum ownership levels:

Officer Title	Share Ownership Requirement as Multiple of Base Salary

President and CEO	Six times base salary

Other Named Executive Officers	Three times base salary

The guidelines require an executive officer who has served in such capacity less than five years to maintain ownership of at least one-half of the shares of Devon common stock received through equity-based awards from the Company (net of taxes) until the officer meets his or her ownership requirement.

Compliance with the ownership guidelines is determined as of December 31 each year. As of December 31, 2019, the named executive officers then subject to the guidelines held stock in excess

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of the levels required in the guidelines. The executives have historically maintained share ownership levels well above the Company’s guidelines. For purposes of calculating share ownership levels, the Board includes (i) shares owned directly by the officer and his or her immediate family members who share the same household, (ii) shares owned beneficially by the officer and his or her immediate family members who share the same household, and (iii) unvested restricted stock for which any performance conditions have been met.

Hedging Guidelines

The Company also has a policy that prohibits Devon employees, officers, and directors from trading in Devon securities on a short-term basis, entering short sales, and buying or selling puts, calls, or similar instruments. The policy also discourages Devon employees, officers, and directors from placing standing or limit orders and prohibits executive officers and directors from pledging or hedging Devon stock, buying Devon stock on margin, or holding Devon stock in a margin account. The hedging prohibition covers any transaction that is designed to hedge or offset any decrease in the market value of Devon stock, including, but not limited to, prepaid variable forward contracts, equity swaps, collars, and exchange funds.

For additional detail on the stock owned by the named executive officers, please refer to the Security Ownership of Management table on page 83.

Compensation Program and Risk-Taking

The Company’s executive compensation program is designed to provide executive officers incentives for the achievement of near-term and long-term objectives, without motivating them to take unnecessary risk. As part of its review of the impact of the Company’s executive compensation programs on the Company’s risk profile and risk management, the Committee noted the following factors that discourage the Company’s executives from taking unnecessary or excessive risk:

•	the Company’s operating strategy and related compensation philosophy;

•	the effective balance of Devon’s compensation program between cash and equity, near-term and long-term focus, corporate and individual performance, and financial and non-financial performance;

•	a multi-faceted approach to performance evaluation and compensation that does not reward an executive for engaging in risky behavior to achieve one objective to the detriment of other objectives;

•	significant executive stock ownership pursuant to Devon’s stock ownership guidelines; and

•	the Board’s annual risk assessment process.

Based on this review, the Committee believes that the executive compensation programs do not encourage executives to take unnecessary or excessive risk.

Policy for Recovery of Compensation (Clawback Policy)

The Company has a policy concerning the recovery of bonuses, incentives, and equity-based compensation awarded to executive officers under certain circumstances (the Clawback Policy). In the event of a restatement of the Company’s financial statements that leads to a revision of one or more performance measures on which a bonus or other incentive compensation was based, the Committee may require reimbursement or forfeiture of all or a portion of any bonus or incentive compensation subject to the Clawback Policy.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the preceding Compensation Discussion and Analysis section with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement.

Robert A. Mosbacher Jr., Chair

John. E. Bethancourt

John Krenicki Jr.

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SUMMARY COMPENSATION TABLE

The following table and accompanying footnotes summarize the compensation earned, awarded, paid, or attributed to the named executive officers for the years indicated below. The named executive officers are the President and Chief Executive Officer, the Chief Financial Officer, the three other executive officers of the Company serving as of December 31, 2019, and the former Chief Operating Officer. This table should be read together with the Compensation Discussion and Analysis (starting on page 38 of this Proxy Statement), which includes information about Company performance for 2019, the Company’s compensation philosophy and objectives, the programs and plans that underlie executive officer compensation opportunities, and the Compensation Committee’s process for awarding compensation.

Name and Principal Position	Year	Salary ($)[1]	Stock Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)

David A. Hager	2019	1,275,000	8,999,522	2,581,900	0	939,477	13,795,899

President and Chief	2018	1,275,000	8,553,492	1,549,100	0	1,081,476	12,459,068

Executive Officer	2017	1,275,000	9,027,885	1,979,400	0	1,166,691	13,448,976

Jeffrey L. Ritenour	2019	600,000	2,646,956	810,000	89,832	240,630	4,387,418

Executive Vice President	2018	597,115	2,213,875	486,000	0	263,998	3,560,988

and Chief Financial Officer	2017	552,610	2,001,879	595,100	42,356	164,161	3,356,106

Lyndon C. Taylor	2019	650,000	2,646,956	877,500	3,986,246	78,114	8,238,816

Executive Vice President and	2018	647,115	2,515,741	526,500	551,466	85,165	4,325,987

Chief Legal & Admin. Officer	2017	625,000	2,442,849	646,900	1,248,770	84,382	5,047,901

David G Harris	2019	435,154	1,296,467	742,500	0	132,405	2,606,526

Executive Vice President

Exploration & Production

Tana K. Cashion	2019	345,000	1,188,452	258,800	617,536	32,652	2,442,440

Senior Vice President

Human Resources

Tony D. Vaughn	2019	800,000	3,705,718	1,200,000	5,048,097	98,724	10,852,539

Former Chief Operating	2018	800,000	3,522,082	720,000	2,508,995	110,724	7,661,801

Officer	2017	793,077	3,717,376	920,000	3,719,208	143,909	9,293,570

[1]

Mr. Hager’s annual base salary rate of $1,275,000 became effective upon his appointment as President and CEO in August 2015 and has not been subsequently changed. The Compensation Committee increased Mr. Ritenour’s annual base salary rate to $620,000 at its January 2020 meetings. The Compensation Committee increased Mr. Taylor’s annual base salary rate from $625,000 to $650,000 at its January 2019 meetings. Mr. Harris’s annual base salary rate increased from $400,000 to $550,000 upon his appointment as Executive Vice President in September 2019. The Compensation Committee increased Mr. Harris’s annual base salary rate to $610,000 at its January 2020 meetings. The Compensation Committee increased Ms. Cashion’s annual base salary rate to $375,000 at its January 2020 meetings. Mr. Vaughn’s annual base salary rate of $800,000 was set at the Compensation Committee’s January 2017 meetings and has not been subsequently changed.

[2]

The dollar amounts reported in this column represent the aggregate grant date fair values of the stock awards made in 2019, as determined pursuant to FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to value stock awards are discussed in Note 4 – Share-Based Compensation of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. For restricted stock and performance restricted stock, values are based on the closing price of the Company’s common stock on the grant date. In valuing the performance share unit awards, the Company used a Monte Carlo simulation. The grant date fair value of the performance share unit awards was determined based on the vesting at target of the units awarded, which is the performance the

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Company believed was probable on the grant date. If a maximum, rather than target, number of shares is used to determine the maximum award opportunity for the named executive officers for the 2019 performance share unit awards, the grant date value of the awards is as follows: Mr. Hager, $9,499,032; Mr. Ritenour, $2,793,873; Mr. Taylor, $2,793,873; Mr. Harris, $1,392,930; Ms. Cashion, $1,276,877; and Mr. Vaughn, $3,911,399.

[3]	This column reflects performance cash bonuses awarded to the named executive officers.

[4]

The dollar amounts reported in this column reflect the aggregate change in the actuarial present value of each participating named executive officer’s accumulated benefits under the Company’s Defined Benefit Plan, Benefits Restoration Plan (BRP) and the Supplemental Retirement Income Plan (SRIP) during the applicable year. The amounts shown for each year do not reflect payments made to the executives during the applicable year. None of the named executive officers received above market or preferential earnings on deferred compensation in any of the reported years. Messrs. Hager and Harris joined the Company after Devon’s Defined Benefit Plan was closed to new participants in 2007. At the time the plans closed to new participants, Mr. Ritenour elected to freeze his participation in these plans and instead participate in the Company’s enhanced defined contribution plan. Under the Defined Benefit Plan, Mr. Ritenour continues to earn years of credited service only. During 2019 the Compensation Committee awarded Messrs. Taylor and Vaughn three extra years of age credit under the SRIP in recognition of their respective long service to the Company and to promote components of the Company’s executive succession plan in the short-term and longer-term (the 2019 Plan Amendment). The supplemental table immediately below provides further attribution to the components that changed each participant’s pension value in 2019, each component being responsible for the applicable percentage of the total Change in Pension Value shown in the Summary Compensation Table.

	Jeffrey L. Ritenour ($)	Lyndon C. Taylor ($)	Tana K. Cashion ($)	Tony D. Vaughn ($)

“Early Retirement” Subsidy (described on page 68)	N/A	18.0%	N/A	22.8%

Change in Age, Service, Eligible Pay	10.2%	20.5%	36.6%	11.5%

Change in Mortality and other Assumptions	0.3%	0.4%	0.2%	-2.4%

2019 Plan Amendment	N/A	25.4%	N/A	27.1%

Change in Applicable Discount Rate	89.5%	35.7%	63.2%	40.9%

Total	100.0%	100.0%	100.0%	100.0%

[5]	Details for the amounts shown in this column for 2019 are reflected in the supplemental table immediately below.

The following supplemental table shows the components of “All Other Compensation” for 2019 in the SCT.

Name	Group Term Life Insurance Premiums ($)	401(k) Plan Employer Match and Retirement Contribution ($)	Deferred Compensation Plan Employer Match ($)	Defined Contribution Restoration Plan and Supplemental Contribution Plan Employer Contribution ($)	Defined Contribution Supplemental Executive Plan Employer Contribution ($)	Other Perquisites ($)[2]	Total ($)
David A. Hager	7,524	37,000	152,646	242,997[1]	499,310	—	939,477
Jeffrey L. Ritenour	1,710	37,000	48,360	153,560[1]	N/A	—	240,630
Lyndon C. Taylor	7,524	16,800	53,790	N/A	N/A	—	78,114
David G. Harris	1,428	37,000	26,859	67,118[1]	N/A	—	132,405
Tana K. Cashion	1,152	16,800	14,700	N/A	N/A	—	32,652
Tony D. Vaughn	7,524	16,800	74,400	N/A	N/A	—	98,724

“N/A” indicates the executive is not eligible for this program and no amount was paid, contributed, or accrued by the Company.

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[1]

Mr. Hager and Mr. Harris joined the Company after the Defined Benefit Plan was closed to new participants. Instead, they are eligible for and receive enhanced employer retirement contributions to the 401(k) plan and certain non-qualified defined contribution arrangements. In 2007, Mr. Ritenour elected to freeze future pension benefit accruals and instead receive enhanced employer retirement contributions to the 401(k) plan and certain non-qualified defined contribution arrangements.

[2]	Executives are eligible for limited, pre-approved personal use of Company aircraft, but none utilized it in 2019.

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EXECUTIVE COMPENSATION (cont’d)

GRANTS OF PLAN-BASED AWARDS

The following 2019 Grants of Plan-Based Awards table sets forth information concerning performance cash bonuses, restricted stock, and performance share units granted during 2019 for the named executive officers as described below. The long-term incentive awards reflected below are the only equity-based incentives granted to the named executive officers in the year.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (# shares)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (# shares)	Target (# shares)	Maximum (# shares)
David A. Hager	1/29/2019		0	1,721,250	3,442,500	-	-	-	-	-
	2/10/2019	[2]	-	-	-	-	-	-	167,060	4,250,006
	2/10/2019	[3]	-	-	-	0	167,060	334,120	-	4,749,516
Jeffrey L. Ritenour	1/29/2019		0	540,000	1,080,000	-	-	-	-	-
	2/10/2019	[2]	-	-	-	-	-	-	49,136	1,250,020
	2/10/2019	[3]	-	-	-	0	49,136	98,272	-	1,396,936
Lyndon C. Taylor	1/29/2019		0	585,000	1,170,000	-	-	-	-	-
	2/10/2019	[2]	-	-	-	-	-	-	49,136	1,250,020
	2/10/2019	[3]	-	-	-	0	49,136	98,272	-	1,396,936
David G. Harris	1/29/2019		0	495,000	990,000	-	-	-	-	-
	2/10/2019	[2]	-	-	-	-	-	-	23,585	600,002
	2/10/2019	[3]	-	-	-	0	23,585	47,170	-	696,465
Tana K. Cashion	1/29/2019		0	172,500	345,000	-	-	-	-	-
	2/10/2019	[2]	-	-	-	-	-	-	21,620	550,013
	2/10/2019	[3]	-	-	-	0	21,620	43,240	-	638,439
Tony D. Vaughn	1/29/2019		0	800,000	1,600,000	-	-	-	-	-
	2/10/2019	[2]	-	-	-	-	-	-	68,790	1,750,018
	2/10/2019	[3]	-	-	-	0	68,790	137,580	-	1,955,700

[1]

The amounts shown in the column reflect a range of possible payouts for the performance cash bonus awards made on the dates indicated. Performance related to these awards was determined by the Compensation Committee following the end of the year and amounts were paid shortly thereafter. The awards were earned and paid at 150% of target levels; actual payouts under these awards are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Please refer to the section titled “Annual Performance Cash Bonus” starting on page 46 for more information about 2019 performance cash bonuses, including how the Compensation Committee establishes performance bonus targets and performance goals and engages in a scoring process to determine actual payouts.

[2]

The amounts reported in the table’s rightmost column reflect the value of the restricted stock award made on the date indicated. The value is calculated using the face-value method (the closing price of the Company stock as of the grant date multiplied by the number of shares granted). The award was made under the 2017 LTIP. 25% of the shares granted vest on the anniversary of the grant date and 25% will vest on each of the 2nd, 3rd and 4th anniversaries of the grant date.

[3]

The amounts in the Threshold, Target, and Maximum columns reflect the range and midpoint of possible payouts for the performance share unit awards made on the dates indicated. All awards were made under the 2017 LTIP. The amounts reported for the table’s rightmost column represent the aggregate grant date fair values of the performance share unit awards determined pursuant to FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of the performance share unit awards was determined based on the vesting at target of the units awarded, which is the performance the Company believed was probable on the grant date. For more information, please see the discussion titled “Long-Term Incentives” starting on page 49 of this Proxy Statement. While that discussion specifically covers grants made in February 2020, the terms and conditions of those awards and the awards reflected in this table are substantially the same. Dividends on the awards are not paid until shares vest. As of December 31, 2019, the awards reflected in this table were trending at 150% of target payout.

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EXECUTIVE COMPENSATION (cont’d)

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table shows the number of shares covered by exercisable options and unvested restricted stock, performance restricted stock, and performance share awards held by the named executive officers as of December 31, 2019.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)[1]	Equity Incentive Plan Awards:
			Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[1]
David A. Hager	36,854[2]	957,098	—	—
	46,796[3]	1,215,292	93,592[4]	2,430,584
	89,087[7]	2,313,589	118,782[6]	3,084,769
	167,060[9]	4,338,548	167,060[8]	4,338,548
Jeffrey L. Ritenour	5,637[5]	146,393	—	—
	6,607[5]	171,584	13,213[4]	343,142
	9,082[3]	235,860	—	—
	23,058[7]	598,816	30,744[6]	798,422
	49,136[9]	1,276,062	49,136[8]	1,276,062
Lyndon C. Taylor	9,973[2]	258,999	—	—
	12,663[3]	328,858	25,325[4]	657,690
	26,202[7]	680,466	34,936[6]	907,288
	49,136[9]	1,276,062	49,136[8]	1,276,062
David G. Harris	5,203[5]	135,122	—	—
	6,607[5]	171,584	13,213[4]	343,142
	12,578[7]	326,651	16,770[6]	435,517
	23,585[9]	612,502	23,585[8]	612,502
Tana K. Cashion	3,469[5]	90,090	—	—
	5,506[5]	142,991	11,011[4]	285,956
	11,529[7]	299,408	15,372[6]	399,211
	21,620[9]	561,471	21,620[8]	561,471
Tony D. Vaughn	13,008[2]	337,818	—	—
	19,269[3]	500,416	38,538[4]	1,000,832
	36,684[7]	952,683	48,911[6]	1,270,218
	68,790[9]	1,786,476	68,790[8]	1,786,476

[1]	Based on a stock price of $25.97, the closing price of Devon’s common stock on December 31, 2019, which was the last trading day of the year.

[2]

As established at the time of grant, performance restricted stock for 2016 was only earned if the Company achieved in 2016 either cash flow before balance sheet changes of at least $500 million or production of at least 175 million BOE. In January 2017, the Committee determined that each goal had been achieved. As a result, 25% of the shares granted vested on the first anniversary of the grant date, and 25% vested (or, with respect to tranches that have not vested, will vest in the future) on each of the 2nd, 3rd and 4th anniversaries of the grant date.

[3]

As established at the time of grant, performance restricted stock for 2017 was only earned if the Company achieved cash flow before balance sheet changes of at least $700 million in 2017. In January 2018, the Committee determined that the

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goal had been achieved. As a result, 25% of the shares vested on the first anniversary of the grant date, and 25% vested (or, with respect to tranches that have not vested, will vest in the future) on each of the 2nd, 3rd, and 4th anniversaries of the grant date.

[4]

For performance share units granted in 2017, the number of shares listed is based on the target level of performance as compared to a peer group for the three-year period from January 1, 2017 to December 31, 2019. In January 2020, the Compensation Committee determined that the Company’s TSR for the period ranked 11th out of 15 when compared to the relevant peer group. Pursuant to the terms of the grant, which are further detailed on the grid set forth on page 47 of Devon’s 2017 proxy statement, the grant paid out at 60% of target.

[5]

The rows reflect restricted stock awards granted in 2016 and 2017 to Mr. Ritenour, Mr. Harris, and Ms. Cashion. With each grant, 25% of the shares vest on each anniversary of the grant date. Accordingly, portions of each grant have already vested prior to 2019. With respect to the remaining unvested shares reflected in the table, (i) the remaining 25% of the shares underlying the 2016 grant vested on March 1, 2020 and (ii) 25% of the shares underlying the 2017 grant vested on February 10, 2020 (i.e., the 3rd tranche of the grant), and the remaining shares will vest on February 10, 2021 (i.e., the 4th tranche of the grant).

[6]

For performance share units granted in 2018, the number of shares listed is based on the target level of performance for the three-year period from January 1, 2018 to December 31, 2020. The actual number of shares paid out will be based on the Company’s relative TSR, as determined by the Committee following the period pursuant to the grid set forth on page 47 of Devon’s 2018 proxy statement.

[7]

The rows reflect restricted stock awards granted in 2018. With each grant, 25% of the shares vest (or vested) on each anniversary of the grant date (i.e., on February 10, 2019, February 10, 2020, February 10, 2021 and February 10, 2022).

[8]

For performance share units granted in 2019, the number of shares listed is based on target level of performance for the three-year period from January 1, 2019 to December 31, 2021. The actual number of shares paid out will be based on the Company’s relative TSR, as determined by the Committee following the period pursuant to the grid set forth on page 47 of Devon’s 2019 proxy statement.

[9]

The rows reflect restricted stock awards granted in 2019. With each grant, 25% of the shares vest (or vested) on each anniversary of the grant date (i.e., on February 10, 2020, February 10, 2021, February 10, 2022 and February 10, 2023).

OPTION EXERCISES AND STOCK VESTED DURING 2019

The table below shows the number of shares of Devon’s common stock acquired during 2019 upon the vesting of stock awards granted to the named executive officers in previous years. During 2019, no stock options were exercised by named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
David A. Hager	106,155	2,859,048
Jeffrey L. Ritenour	23,506	651,194
Lyndon C. Taylor	29,517	797,881
David G. Harris	14,843	402,112
Tana K. Cashion	10,922	294,195
Tony D. Vaughn	39,739	1,072,223

[1]

The dollar amounts shown in this column are determined by multiplying the number of shares of common stock acquired upon vesting by the closing per-share market price of Devon’s common stock on the vesting date.

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EXECUTIVE COMPENSATION (cont’d)

PENSION BENEFITS

Devon maintains the following defined benefit retirement plans:

•	a tax qualified defined benefit retirement plan and related trust for certain employees (Defined Benefit Plan);

•	a nonqualified Benefit Restoration Plan (BRP) that provides benefits that would be provided under the Defined Benefit Plan except for:

–	limitations imposed by the Internal Revenue Code, and

–	the exclusion of nonqualified deferred compensation in the definition of compensation; and

•	a nonqualified Supplemental Retirement Income Plan (SRIP) for a small group of executives that provides benefits similar to those provided by the BRP plus certain additional benefits.

The following table shows the estimated present value, as of December 31, 2019, of accumulated retirement benefits as provided under the Defined Benefit Plan and the SRIP to the named executive officers. Please refer to the discussion titled “Benefit Plans” below for additional details on Devon’s defined benefit plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)[1]	Payments During Last Fiscal Year ($)
David A. Hager[2]	Defined Benefit Plan SRIP	N/A N/A	N/A N/A	0 0
Jeffrey L. Ritenour[3]	Defined Benefit Plan SRIP	7 7	245,629 68,527	0 0
Lyndon C. Taylor[4,5,6]	Defined Benefit Plan SRIP	14 19	3,047,794 9,364,861	0 0
David G. Harris[2]	Defined Benefit Plan SRIP	N/A N/A	N/A N/A	0 0
Tana K. Cashion[7]	Defined Benefit Plan BRP	15 15	1,028,433 626,166	0 0
Tony D. Vaughn[4,6]	Defined Benefit Plan SRIP	22 22	3,117,824 15,849,013	0 0

“N/A”	indicates the executive is not eligible for this program and no amount was paid, contributed, or accrued by the Company.

[1]

The present value of each named executive officer’s accumulated benefits as of December 31, 2019 under the Defined Benefit Plan is calculated assuming 10% of participants would elect a single life annuity, 50% of participants would elect a lump sum, and 40% would elect a 100% joint and survivor annuity. For the BRP and SRIP, the calculations assume that 25% of participants would elect a single life annuity and 75% would elect a 100% joint and survivor annuity. With each plan, the calculations assume that each named executive officer would begin receiving payments at normal retirement age (age 65) and would be vested in those payments. The present value is calculated using the RP-2014 mortality table with MP-2019 improvement scale, and a discount rate of 3.23% for the Defined Benefit Plan, 3.25% for the BRP, and 3.11% for the SRIP. No pre-retirement decrements were used in this calculation.

[2]

Messrs. Hager and Harris joined the Company after the Defined Benefit Plan was closed to new participants. As a result, they are not eligible for a benefit under any of Devon’s defined retirement benefit plans.

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[3]

As of December 31, 2007, Mr. Ritenour voluntarily elected to freeze participation in the plans described in this table and instead participate in the Company’s enhanced defined contribution plan. Under these plans, Mr. Ritenour continues to earn credited years of service only.

[4]

Messrs. Taylor and Vaughn are eligible for early retirement under the Defined Benefit Plan and the SRIP. See the following “Defined Benefit Plan – Early Retirement” for a description of the eligibility requirements and benefits payable under Devon’s Defined Benefit Plan. See the following “Supplemental Retirement Income Plan” for a description of the eligibility requirements and benefits payable under Devon’s SRIP.

[5]

The value of Mr. Taylor’s SRIP benefits includes the effect of an additional service credit. As of December 31, 2019, the additional credited years of service increased the value of Mr. Taylor’s SRIP benefit by $2,813,642. On an infrequent basis, the Committee grants additional service and age credits under specific circumstances. The Committee granted the service credit in 2012 in recognition that Mr. Taylor joined Devon mid-career and would likely remain at the Company for the duration of his career. The service credit recognizes the value to the Company of his prior experience.

[6]

During 2019, the Compensation Committee awarded Messrs. Taylor and Vaughn three extra years of age credit under the SRIP in recognition of their respective long service to the Company and to promote components of the Company’s executive succession plan in the short-term and longer-term.

[7]	Ms. Cashion was a BRP participant during 2019. In 2020, the Compensation Committee authorized her participation in the SRIP.

BENEFIT PLANS

Defined Benefit Plan

The Defined Benefit Plan is a qualified defined benefit retirement plan that provides benefits based upon employment service with Devon. Employees hired before October 1, 2007, became eligible to participate in the Defined Benefit Plan when they earned one year of service and attained the age of 21 years. Employees who were hired after September 30, 2007 are not eligible to participate in the Defined Benefit Plan. Each eligible employee who retires is entitled to receive monthly retirement income based upon their final average compensation and years of credited service, and the retirement income is reduced by Social Security benefits payable to the employee. Alternatively, an eligible employee may elect a lump-sum payment at the time of retirement equivalent in amount to the present value of the calculated annuity stream. Final average compensation consists of the average of the highest three consecutive years’ compensation from salary and cash performance bonuses out of the last 10 years. The definition of compensation under the Defined Benefit Plan is the same as the definition under the SRIP and the BRP, except that under the Defined Benefit Plan, nonqualified deferred compensation is excluded and the amount of compensation and pension benefits is limited by the Internal Revenue Code.

Contributions by employees are neither required nor permitted under the Defined Benefit Plan. Benefits are computed based on straight-life annuity amounts. Benefits under the Defined Benefit Plan are limited for certain highly compensated employees, including the named executive officers, in order to comply with certain requirements of the Employee Retirement Income Security Act of 1974 (ERISA) and the Internal Revenue Code.

Normal Retirement

Employees, including certain of the named executive officers as described above, are eligible for normal retirement benefits under the Defined Benefit Plan upon reaching age 65. Normal retirement benefits for the employees participating in the Defined Benefit Plan are equal to 65% of the participant’s final average compensation less any benefits due to the participant under Social

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Security, multiplied by a fraction, the numerator of which is his or her credited years of service (up to a maximum of 25 years) and the denominator of which is 25.

Early Retirement

Employees, including certain of the named executive officers as described above, are eligible for early retirement benefits under the Defined Benefit Plan after (i) attaining age 55 and (ii) earning at least 10 years of credited service. Early retirement benefits are equal to a percentage of the normal retirement income the participant would otherwise be entitled to if he or she had commenced benefits at age 65 depending on the participant’s age when he or she elects to begin receiving benefits. If an eligible participant commences benefits at age 55, he or she will receive 60% of the benefits he or she would have received had benefits commenced at age 65. The percentage increases by 5% for each year above age 55 (up to age 60) and 3% above age 60 (up to age 65) that an eligible participant delays the commencement of benefits.

Deferred Vested Pension

Participants in the Defined Benefit Plan are fully vested in their accrued benefits after five years of service. If the participant’s employment is terminated after attaining five years of service but before eligibility for early retirement, the participant is entitled to a deferred vested pension based on his or her accrued benefit on the date of termination. An unreduced deferred vested pension is payable at age 65. Alternatively, the participant may elect to receive a reduced benefit as early as age 55. The benefit payable prior to age 65 is a percentage of his or her normal retirement benefit based on his or her age at the time the benefit begins, as shown in the table below:

Age at Election to Receive Deferred Vested Pension	Percentage of Normal Retirement Income

65	100.00%

64	90.35%

63	81.88%

62	74.40%

61	67.79%

60	61.91%

59	56.68%

58	52.00%

57	47.80%

56	44.03%

55	40.63%

If a participant is:

•	involuntarily terminated for any reason other than death or “cause,” is between the ages of 50 and 55, and has at least 10 years of credited service, or

•	involuntarily terminated for any reason other than “cause” within two years following a change in control and has at least 10 years of credited service regardless of the participant’s age,

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then the participant may elect to have his or her benefits under the Defined Benefit Plan paid at any time on or after the age of 55 subject to the same percentage reduction in benefits as discussed in “Early Retirement” above.

Benefit Restoration Plan

The BRP is a nonqualified defined-benefit retirement plan, the purpose of which is to restore retirement benefits for certain selected key management and highly compensated employees because (i) their benefits under the Defined Benefit Plan are limited because of certain requirements of ERISA and the Internal Revenue Code or (ii) their final average compensation is reduced as a result of contributions into Devon’s Deferred Compensation Plan. Benefits under the BRP are equal to 65% of the executive’s final average compensation less any benefits due to the executive under Social Security, multiplied by a fraction, the numerator of which is his or her years of credited service (not to exceed 25) and the denominator of which is 25. The BRP benefit is reduced by the benefit that is otherwise payable under the Defined Benefit Plan. An employee must be selected by the Compensation Committee in order to be eligible for participation in the BRP. As noted below in the discussion of the SRIP, an executive will only receive benefits under the BRP if his or her benefits under the SRIP have been forfeited due to a termination for “cause” or the executive has not been selected to participate in the SRIP. The same early retirement reduction factors that apply under the Defined Benefit Plan are applicable under the BRP. Participants become vested in retirement benefits under the BRP at the same time as the participant becomes vested for retirement benefits under the Defined Benefit Plan.

Supplemental Retirement Income Plan

The SRIP is another nonqualified defined benefit retirement plan for a small group of key executives, the purpose of which is to provide additional retirement benefits for those executives. An employee must be selected by the Compensation Committee in order to be eligible for participation in the SRIP. Participants in the SRIP become vested in the SRIP benefits after five years of service. If the executive is terminated for “cause,” as that term is defined in the executive’s employment agreement, then all benefits under the SRIP are forfeited and the executive would receive benefits under the BRP. If the executive receives benefits under the SRIP, the executive is not eligible for benefits under the BRP.

The SRIP provides for retirement income equal to 65% of the executive’s final average compensation less any benefits due to the participant under Social Security, multiplied by a fraction, the numerator of which is the executive’s credited years of service (not to exceed 20) and the denominator of which is 20. The SRIP benefit is also reduced by the full benefits otherwise accrued under the Defined Benefit Plan.

The same early retirement reduction factors that apply under the Defined Benefit Plan are applicable under the SRIP. Early retirement benefits are payable under the SRIP after attaining age 55 and earning at least 10 years of service or, if earlier, 20 years of service regardless of age. The early retirement benefit prior to age 55 is the actuarial equivalent of the age 55 early retirement benefit. In the event that a named executive officer is terminated without “cause” or terminates employment for “good reason,” as those terms are defined in Devon’s employment agreements with the named executive officers, then the executive will be 100% vested in the accrued SRIP benefit. If a change-in-control event occurs, the executive will be 100% vested and the benefit will be an amount equal to the normal-retirement annuity payable immediately, unreduced for early

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commencement, in a lump sum. Otherwise, the benefit will be paid monthly, pursuant to the annuity option selected by the executive. Additionally, the SRIP provides that if the executive is terminated without “cause” or terminates employment for “good reason” within 24 months of a change in control event, the executive will be entitled to an additional three years of service credit and age in determining benefits.

Defined Contribution Plan – 401(k) Plan

The 401(k) Plan is a qualified defined contribution plan that provides for a Company-matching contribution of up to 6% of compensation. For employees who are not accruing benefits in the Defined Benefit Plan, supplemental contributions are made by the Company based on years of benefit service as a percentage of compensation.

Nonqualified Deferred Compensation Plan

The Nonqualified Deferred Compensation Plan is designed to allow each participating employee, including the named executive officers, to contribute up to 50% of his or her base salary and up to 100% of his or her performance bonus and receive a Company match beyond the contribution limits prescribed by the IRS with regard to Devon’s 401(k) Plan. The Nonqualified Deferred Compensation Plan provides executives a tax-effective means to defer a portion of their cash compensation at a minimal cost to the Company.

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EXECUTIVE COMPENSATION (cont’d)

NONQUALIFIED DEFERRED COMPENSATION

The following table shows the contributions, earnings, distributions, and balances for 2019 under Devon’s nonqualified deferred compensation plan, supplemental contribution restoration plans, and supplemental executive retirement plans, to the extent the respective named executive officer participates in such plans. Additional information about the supplemental contribution restoration plans and supplemental executive retirement plan is provided following the table.

Name	Executive Contributions in Last Fiscal Year ($)[1]	Company Contributions for Last Fiscal Year ($)[2]	Aggregate Earnings in Last Fiscal Year ($)[3]	Aggregate Distributions in Last Fiscal Year ($)[4]	Aggregate Balance at Last Fiscal Year End ($)[5]

David A. Hager Deferred Compensation Plan	642,275	152,646	1,478,719	0	7,695,557
Supplemental Contribution Restoration Plans (SCRPs)	N/A	242,997	478,810	0	2,322,882
Supplemental Executive Retirement Plan (DC SERP)	N/A	499,310	983,857	0	5,377,826

Jeffrey L. Ritenour Deferred Compensation Plan	121,500	48,360	101,458	(87,894)	548,788
Supplemental Contribution Restoration Plans (SCRPs)	N/A	153,560	165,904	0	1,045,649

Lyndon C. Taylor Deferred Compensation Plan	117,650	53,790	721,981	0	3,597,600

David G. Harris Deferred Compensation Plan	43,659	26,859	57,723	0	486,592
Supplemental Contribution Restoration Plans (SCRPs)	N/A	67,118	53,179	0	381,797

Tana K. Cashion Deferred Compensation Plan	15,750	14,700	42,897	0	225,799

Tony D. Vaughn Deferred Compensation Plan	91,200	74,400	515,372	0	2,196,686

“N/A” indicates the plan does not permit the participant to make contributions.

[1]

The amounts in this column are already included in, and are not in addition to, the amounts in the Salary or Non-Equity Incentive Plan Compensation columns in the Summary Compensation Table on page 60.

[2]

The amounts in this column are already included in, and are not in addition to, the amounts in the in the All Other Compensation column of the Summary Compensation Table on page 60. Company contributions are made in arrears during the first month following the fiscal quarter during which the contributions were earned. Company contributions earned by the named executive officers during 2019 were deposited in April, July, and October 2019 and January 2020.

[3]

Earnings reflect the returns produced by the investments selected by the applicable named executive officer. The investment options available to the named executive officers are the same options available under the Company’s 401(k) Plan, except for the Devon stock fund. As of December 31, 2019, investment options consisted of the following (returns for 2019 noted in parentheses): PIMCO Stable Income – Class 1 (2.24%); Global Low Volatility Fund (21.48%); US Equity Index Fund (31.01%); International Equity Index Fund (21.79%); TCW Core Fixed Income – (8.75%); Fidelity Inflation Bond Index—(8.31); Vanguard Total Bond Market—(8.71); and Vanguard Prime Money Market (2.14). Blackrock LifePath Target-Date Funds (nine funds ranging from 15.64% to 26.66%). The Company does not guarantee a level of investment return.

[4]	In-service distributions (if any) are made in accordance with the elections made by the named executive officer at the time of enrollment in the plan.

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EXECUTIVE COMPENSATION (cont’d)

[5]

For the referenced plans, the Aggregate Balance reflects the changes in the plan balance for the named executive officers due to contributions (executive and Company), earnings, and distributions. The amounts previously reported in the Summary Compensation Table as compensation to the named executive officers are as follows: Mr. Hager – $6,131,570; Mr. Ritenour – $352,903; Mr. Taylor – $346,913; and Mr.  Vaughn – $474,528.

Supplemental Contribution Restoration Plans

The Supplemental Contribution Restoration Plans (SCRPs) are two nonqualified supplemental defined contribution plans. The purpose of the SCRPs is to ensure that participants in the 401(k) Plan who are eligible to receive the supplemental contribution receive the full supplemental contribution despite the limitations imposed by the Internal Revenue Code. A contribution will be made by the Company in an amount equal to the difference between the supplemental contribution that the Company would have contributed under the 401(k) Plan in the absence of the Internal Revenue Code limitations and the actual amount contributed.

Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan (DC SERP) is a nonqualified supplemental executive retirement plan that provides benefits in lieu of the SRIP to a small group of key executives who are not eligible to participate in the Defined Benefit Plan or the SRIP. Under the DC SERP, an executive is eligible to receive an annual contribution of a specified percentage of compensation. This contribution will be offset by supplemental contributions to the 401(k) Plan and contributions to the SCRPs. An employee must be selected by the Compensation Committee in order to be eligible for participation in the DC SERP. A participant in the DC SERP becomes 50% vested after five years of service and vests at the rate of 10% for each of the following five years. At age 62, a participant will be 100% vested with five years of participation. In the event of a change in control or a named executive officer is terminated without “cause” or terminates his or her employment for “good reason,” as those terms are defined in Devon’s employment agreements with the named executive officers, then the executive will be 100% vested in his or her DC SERP account. Additionally, the DC SERP provides that if the executive is terminated without “cause” or terminates his or her employment for “good reason” within 24 months following a change in control event, the executive will be entitled to an additional three years of contributions. For those additional three years of contribution, no contributions under the 401(k) Plan or the SCRPs will exist to apply as an offset because the executive will have terminated employment. A participant will be 100% vested in the event of death or disability. Payment of DC SERP accounts will be in the form of a lump sum payment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Devon will be obligated to make certain payments to the named executive officers or potentially accelerate the vesting of their equity awards and retirement benefits upon termination of their employment or upon a change in control of the Company pursuant to the following plans or agreements:

•	an “Employment Agreement” is applicable to the President and CEO and each of the Executive Vice Presidents, and a “Severance Agreement” is applicable to the Senior Vice President;

•	the Defined Benefit Plan;

•	the 401(k) Plan;

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EXECUTIVE COMPENSATION (cont’d)

•	the BRP, the SRIP, the SCRPs or the DC SERP, depending on the circumstances of the executive officer’s termination;

•	the 2015 Long-Term Incentive Plan (the 2015 LTIP); and

•	the 2017 LTIP (the 2015 LTIP and 2017 LTIP may be referred to collectively as the LTIPs).

Please refer to the discussion in the sections immediately above for information about Devon’s Defined Benefit Plan, 401(k) Plan, Nonqualified Deferred Compensation Plan, the BRP, the SRIP, the SCRPs, and the DC SERP.

As specified below, the Employment Agreement and Severance Agreement with Devon’s named executive officers provide the following rights to compensation in the event of employment termination:

Accrued Payments Upon Termination of Employment

Upon termination under the agreements, the named executive officer is entitled to receive the accrued amounts earned during his or her term of employment, including: (i) any earned but unpaid salary through the date of termination, (ii) any accrued but unused vacation pay, (iii) the annual performance bonus amount only if the named executive officer has been employed the entire year upon which such annual performance bonus is based, and (iv) amounts he or she is otherwise entitled to under Devon’s employee benefit plans (together, the “Accrued Amounts”).

Rights Upon Termination for Death or Disability

In addition to the Accrued Amounts, if the named executive officer’s employment terminates by reason of death or disability, the named executive officer is entitled to receive a pro rata share of any performance bonus for the performance period in which the day of termination occurs (based on the number of days worked in the performance period), payable at the same time it is payable to other participants in the performance bonus plan.

Rights Upon Termination Without Cause and Constructive Discharge

If the named executive officer’s employment is involuntarily terminated other than for “cause” or the named executive officer terminates for “good reason,” as those terms are defined in the employment agreements, then in addition to the Accrued Amounts, the named executive officer is entitled to the following:

•

(i) under the Employment Agreement, a lump sum cash payment equal to three times the aggregate annual compensation of the named executive officer, and (ii) under the Severance Agreement, a lump sum cash payment equal to two times the aggregate annual compensation of the named executive officer. “Aggregate annual compensation” is equal to the sum of:

–	the named executive officer’s annual base salary, and

–

an amount equal to the largest annual performance bonus paid or payable to the named executive officer for the three consecutive calendar years prior to the date the named executive officer’s termination occurs;

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EXECUTIVE COMPENSATION (cont’d)

•	payment of a pro rata share of any bonus for the performance period in which the day of termination occurs (based on the number of days worked in the performance period);

•

the same basic health and welfare benefits that the executive would otherwise be entitled to receive if the named executive officer were a Devon employee for 18 months following termination (Employment Agreement only);

•	payment of an amount equal to 18 times the monthly COBRA premium (Employment Agreement only); and

•

payment of a reasonable amount for outplacement services commensurate with the named executive officer’s title and position with the Company and other executives similarly situated in other companies in Devon’s peer group.

Termination Following a Change in Control

Under the agreements, if within 24 months following a change in control of the Company, the named executive officer:

•	is terminated without “cause” by Devon; or

•	terminates his or her employment with Devon for “good reason,” as each of those terms are defined in the agreements;

then, in addition to the Accrued Amounts and the rights set forth above in the section titled “Rights Upon Termination Without Cause and Constructive Discharge,” (i) under the Employment Agreement, three years of service and age shall be added to the named executive officer’s actual years of service and actual age when determining the named executive officer’s entitlement under our Retiree Medical Benefit Coverage, and (ii) under the Severance Agreement, two years of service and age are added. The credit of additional years of age should not be construed to reduce or eliminate the executive’s right to coverage under the medical plan.

“Change in control” is defined as the date on which one of the following occurs:

•	an entity or group acquires 30% or more of Devon’s outstanding voting securities;

•	the incumbent Board ceases to constitute at least a majority of Devon’s Board; or

•	a merger, reorganization or consolidation is consummated, after stockholder approval, unless

–	substantially all of the stockholders prior to the transaction continue to own more than 50% of the voting power after the transaction;

–	no person owns 30% or more of the combined voting securities; and

–	the incumbent Board constitutes at least a majority of the Board after the transaction.

Payment Conditions

The agreements require a named executive officer to execute a waiver agreement as a condition to receipt of the payments described in the sections “Rights Upon Termination Without Cause and Constructive Discharge” and “Termination Following a Change in Control” above. By executing the waiver, the named executive officer effectively releases Devon from any waivable claims. The agreements also include a non-disparagement provision and a non-solicitation provision covering employees of Devon and Devon’s affiliates that applies for (i) 36 months following a named executive officer’s termination date under the Employment Agreement and (ii) 24 months following a named executive officer’s termination date under the Severance Agreement.

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EXECUTIVE COMPENSATION (cont’d)

Long-Term Incentive Awards

Subject to the terms of the applicable LTIP under which an award is made, unvested portions of outstanding awards may be accelerated upon the retirement, disability, or termination of the named executive officer for an approved reason. Award agreements provide for automatic vesting upon the death of the named executive officer. Award agreements entered into under the 2015 LTIP do not provide for the automatic acceleration of unvested portions of outstanding awards in the event of a change in control unless a job loss occurs or the acquiring company is not listed on a national securities exchange. This treatment of acceleration was incorporated in the 2017 LTIP. Award agreements provide that named executive officers who meet certain years-of-service and age criteria are eligible to continue to vest as scheduled in outstanding awards following retirement subject to, among other things, annual execution of a confidentiality agreement that includes non-solicitation and non-competition covenants. Under the 2017 LTIP, employment terminations occurring prior to the first anniversary of the grant date may result in a pro-rata reduction in the number of shares underlying the award depending on the circumstances of the termination pursuant to a formula that considers the number of days from the grant date to the termination date. Performance share units that vest on an accelerated basis as a result of a change in control or death will vest at the target award level.

The following tables provide the estimated compensation and present value of benefits potentially payable to each named executive officer upon a termination of employment of the named executive officer. The benefit values shown do not include benefits that are broadly available to substantially all salaried employees. The amounts shown assume that a termination or change in control occurred on December 31, 2019. The actual amounts to be paid can only be determined at the time of an executive’s actual separation from the Company. The footnotes for each of the following tables are presented after the final table. The Employment Agreements and Severance Agreements, as applicable, between the Company and each of the named executive officers do not include tax gross-up payment obligations in the event of a change in control of the Company.

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EXECUTIVE COMPENSATION (cont’d)

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL1

David A. Hager

Benefits and Payments ($)	Retirement/ Voluntary Termination ($)	Termination Without Cause ($)	Termination With Cause ($)	Disability ($)	Death ($)	Change in Control - No Job Loss ($)	Change in Control - Job Loss ($)

Base Salary/Performance Bonus[2]	0	13,120	0	2,582	2,582	0	13,120

DC SERP[10]	5,378	5,378	0	5,378	5,378	5,378	7,805

SCRPs[11]	2,323	2,323	0	2,323	2,323	2,323	2,323

Accelerated Vesting of Restricted Stock[7,13]	0	8,349	0	0	8,825	0	8,825

Performance Share Units[8,13]	0	9,378	0	0	9,854	0	9,854

Other Benefits[9]	0	97	0	0	0	0	100

Total[12]	7,701	38,645	0	10,283	28,962	7,701	42,027

Jeffrey L. Ritenour

Benefits and Payments ($)	Retirement/ Voluntary Termination ($)	Termination Without Cause ($)	Termination With Cause ($)	Disability ($)	Death ($)	Change in Control - No Job Loss ($)	Change in Control - Job Loss ($)

Base Salary/Performance Bonus[2]	0	4,395	0	810	810	0	4,395

SCRPs[11]	1,046	1,046	0	1,046	1,046	1,046	1,046

SRIP[3,4,5,6]	46	46	0	46	64	156	156

BRP[3,4]	0	0	1	0	0	0	0

Accelerated Vesting of Restricted Stock[7,13]	0	2,289	0	0	2,429	0	2,429

Performance Share Units[8,13]	0	2,278	0	0	2,418	0	2,418

Other Benefits[9]	0	78	0	0	0	0	78

Total[12]	1,092	10,132	1	1,902	6,767	1,202	10,522

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EXECUTIVE COMPENSATION (cont’d)

Lyndon C. Taylor

Benefits and Payments ($)	Retirement/ Voluntary Termination ($)	Termination Without Cause ($)	Termination With Cause ($)	Disability ($)	Death ($)	Change in Control - No Job Loss ($)	Change in Control - Job Loss ($)

Base Salary/Performance Bonus[2]	0	4,778	0	878	878	0	4,778

SRIP[3,4,5,6]	9,701	9,701	0	9,701	8,914	8,795	9,093

BRP[3,4]	0	0	3,565	0	0	0	0

Accelerated Vesting of Restricted Stock[7,13]	0	2,405	0	0	2,544	0	2,544

Performance Share Units[8,13]	0	2,701	0	0	2,841	0	2,841

Other Benefits[9]	0	97	0	0	0	0	103

Total[12]	9,701	19,682	3,565	10,579	15,177	8,795	19,359

David G. Harris

Benefits and Payments ($)	Retirement/ Voluntary Termination ($)	Termination Without Cause ($)	Termination With Cause ($)	Disability ($)	Death ($)	Change in Control - No Job Loss ($)	Change in Control - Job Loss ($)

Base Salary/Performance Bonus[2]	0	3,479	0	743	743	0	3,479

SCRPs[11]	382	382	0	382	382	382	382

SRIP[3,4,5,6]	0	0	0	0	0	0	0

BRP[3,4]	0	0	0	0	0	0	0

Accelerated Vesting of Restricted Stock[7,13]	0	1,179	0	0	1,246	0	1,246

Performance Share Units[8,13]	0	1,324	0	0	1,391	0	1,391

Other Benefits[9]	0	78	0	0	0	0	78

Total[12]	382	6,442	0	1,125	3,762	382	6,576

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EXECUTIVE COMPENSATION (cont’d)

Tana K. Cashion

Benefits and Payments ($)	Retirement/ Voluntary Termination ($)	Termination Without Cause ($)	Termination With Cause ($)	Disability ($)	Death ($)	Change in Control - No Job Loss ($)	Change in Control - Job Loss ($)

Base Salary/Performance Bonus[2]	0	1,399	0	259	259	0	1,399

BRP[3,4]	436	436	436	436	593	0	0

Accelerated Vesting of Restricted Stock[7,13]	0	1,032	0	0	1,094	0	1,094

Performance Share Units[8,13]	0	1,185	0	0	1,247	0	1,247

Other Benefits[9]	0	20	0	0	0	0	56

Total[12]	436	4,072	436	695	3,193	0	3,796

Tony D. Vaughn

Benefits and Payments ($)	Retirement/ Voluntary Termination ($)	Termination Without Cause ($)	Termination With Cause ($)	Disability ($)	Death ($)	Change in Control - No Job Loss ($)	Change in Control - Job Loss ($)

Base Salary/Performance Bonus[2]	0	8,040	0	1,200	1,200	0	8,040

SRIP[3,4,5,6]	16,209	16,209	0	16,209	14,422	14,909	15,077

BRP[3,4]	0	0	12,233	0	0	0	0

Accelerated Vesting of Restricted Stock[7,13]	0	3,382	0	0	3,577	0	3,577

Performance Share Units[8,13]	0	3,862	0	0	4,058	0	4,058

Other Benefits[9]	0	81	0	0	0	0	82

Total[12]	16,209	31,574	12,233	17,409	23,257	14,909	30,834

[1]	Values in thousands (except in footnotes).

[2]

The tables assume a December 31, 2019 employment termination. In such a scenario, each executive would be entitled to the cash incentive performance bonus earned for the year, which for 2019 is 150% of target. Accordingly, the amounts shown include the 2019 Non-Equity Incentive Plan Compensation disclosed in the Summary Compensation Table on page 60.

[3]

Participants are vested in their benefits under the SRIP after five years of service. Benefits under the SRIP and the BRP are mutually exclusive; participants will not receive a benefit under the SRIP if they are receiving a benefit under the BRP, and vice versa. Participants forfeit their benefits under the SRIP if they are terminated for “cause” and instead receive benefits under the BRP. Benefits paid under the SRIP or the BRP are reduced by any amounts payable under the Defined Benefit Plan so that there is no duplication of benefits. Messrs. Hager and Harris do not participate in the SRIP or BRP. Until 2020, Ms. Cashion did not participate in the SRIP.

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EXECUTIVE COMPENSATION (cont’d)

[4]

The values shown for the SRIP and the BRP benefits for each named executive officer are the present values as of December 31, 2019 of the benefits that would be payable under the SRIP or BRP as of each executive’s earliest possible benefit commencement date. Except in the case of a change in control where the benefit is paid as a lump sum and in the case of benefits payable to a beneficiary upon death as a monthly single life annuity, the calculations assume that 25% of participants would elect the SRIP and BRP benefits in the form of a single life annuity and 75% of participants would elect a 100% joint and survivor annuity. All other assumptions are the same as those used to determine the present value of benefits disclosed in the Pension Benefits Table.

[5]

Under the SRIP, a participating named executive officer would receive credit for an additional three years of service and an additional three years of age when determining his or her SRIP benefit if, within 24 months following a change in control, the officer is terminated without “cause” or terminates his or her employment for “good reason.” All benefits under the SRIP are payable as a lump sum payment within 90 days following a change in control where the lump sum payment is the present value of the unreduced accrued benefit payable immediately. The lump sum amount shown is based on the lump sum rate in effect for payments beginning January 2020.

[6]

Participants are immediately vested in the SRIP accrued benefit upon death. The benefit is payable to a participant’s beneficiary at the date the participant would have reached age 55 with 10 years of service, reduced by subsidized early retirement factors and assumes that the participant had elected a 100% joint and survivor pension.

[7]	Values displayed for acceleration of vesting of restricted stock represent the 2019 year-end closing market price of Devon’s common stock, which was $25.97 per share.

[8]

In the case of a without “cause” employment termination, performance share units remain outstanding for the duration of the performance period and thereafter pay out to the executive officer at the level earned based on the level of performance certified by the Compensation Committee. Values displayed represent the target shares of outstanding grants multiplied by the 2019 year-end closing market price of Devon’s common stock, which was $25.97.

[9]

Under the employment agreements, executive officers are entitled to (i) 36 months of post-termination company-paid life insurance, coverage of $1,000,000, valued based on age, (ii) the equivalent of 18 months of continuing health benefits less applicable active employee premiums following termination without “cause” or following their termination in connection with a change in control, (iii) a payment in an amount equal to 18 times the monthly COBRA premium following termination without “cause” or following their termination in connection with a change in control, and (iv) outplacement services with a maximum value of $20,000. For Messrs. Hager, Vaughn, and Taylor, the amounts reported also include an enhancement in post-retirement medical benefits of approximately $2,970, $854, and $6,710, respectively, upon a change in control. Under Ms. Cashion’s severance agreement, the amounts for (i) and (iii) above, respectively, are 24 months and 6 times the monthly COBRA premium and only applicable in the case of a termination following a change in control.

[10]

Mr. Hager participates in the DC SERP in lieu of participating in the SRIP. Under the DC SERP, an executive is entitled to an additional three years of contributions by the Company if, within 24 months following a change in control, he is terminated without “cause” or terminates his employment for “good reason.”

[11]	Messrs. Hager’s, Ritenour’s, and Harris’s benefits under the SCRPs would become 100% vested upon a change in control.

[12]

Devon’s nonqualified employee benefit plans, including the SRIP, the BRP, the Deferred Compensation Plan, the DC SERP, and the SCRPs, and employment agreements and severance agreements are subject, all or in part, to Section 409A of the Internal Revenue Code, which requires certain payments made under these plans and agreements to be delayed for six months following termination of employment.

[13]

In the case of a change in control, restricted stock only vests if the change in control results in a job loss for the named executive officer. For performance share units, shares only vest if a change in control results in a job loss for the named executive officer or if the award is not assumed by the acquiring entity. The value shown anticipates that the award is assumed by the acquiring entity. If the award is not assumed by the acquiring entity, the performance share units vest at the target level but are pro-rated for the time of the performance period that has elapsed, which as of December 31, 2019 would be valued as follows: Mr. Hager, $5,933,279; Mr. Ritenour, $1,300,777; Mr. Taylor, $1,687,903; Mr. Harris, $837,654; Ms. Cashion, $739,253; and Mr. Vaughn, $2,443,136.

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EXECUTIVE COMPENSATION (cont’d)

CEO PAY RATIO

Section 953(B) of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires certain public companies to disclose the median pay of Company employees, the method of determining median employee pay (the median of the total annual compensation of all employees other than the CEO), and the ratio of CEO pay to median employee pay. Devon’s employees, which are all located in the U.S., are included in the calculation of median pay based on Devon’s employee population as of December 31, 2019.

For CEO pay, Devon used the amount for 2019 reflected in the Summary Compensation Table (SCT), which includes LTI granted in the year. In determining the median pay of employees, Devon replicated the components of the SCT with respect to 2019 for all employees. Based on this methodology, CEO pay is $13.8 million, median employee pay is $164.1 thousand, and the ratio is 84:1. The amounts reported in the Summary Compensation Table as compensation to the CEO vary from target pay, realizable pay, and actual compensation as reported on the CEO’s W-2. For more information about target pay, realizable pay, and actual compensation, see pages 52-53.

As compared to the pay ratios published by Devon’s peers in 2019 proxy statements, Devon’s 84:1 CEO pay ratio was smaller than 75% of its peer companies.

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EXECUTIVE COMPENSATION (cont’d)

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about Devon’s common stock as of December 31, 2019, that may be issued under Devon’s equity compensation plans:

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))[1] (c)
Equity compensation plans approved by security holders	18,000	[2]	60.09	[3]	32,226,192
Equity compensation plans not approved by security holders	0		0		0
Total	18,000	[2]	60.09	[3]	32,226,192

[1]

Represents shares available for issuance pursuant to awards under the 2017 LTIP, which may be in the form of stock options, restricted stock awards, restricted stock units, Canadian restricted stock units, performance units, or stock appreciation rights. No new awards will be made under any other Devon long-term incentive plan in effect as of December 31, 2019. Under the 2017 LTIP, any shares granted as stock options or stock appreciation rights count against the number of securities available for future issuance under the 2017 LTIP as one share for each share granted. With respect to any other awards under the 2017 LTIP, any shares granted count against the number of securities available for future issuance under the 2017 LTIP as 2.3 shares for each share granted. The 2017 LTIP also provides that shares covered by awards under any Devon long-term incentive plans that are forfeited, cancelled, or expire after the effective date of the 2017 LTIP are added to the shares available for issuance under the 2017 LTIP.

[2]	The total reflects 18,000 shares issuable pursuant to outstanding stock options.

[3]	The weighted-average exercise price only applies to stock options.

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OUR STOCKHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth the only persons known to the Company to be the owners of more than five percent of the outstanding shares of the Company’s common stock as of December 31, 2019, based on the information available as of March 31, 2020, according to reports filed with the SEC:

	Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class[1]

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	45,397,381	[2]	11.86%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	29,843,172	[3]	7.80%

Invesco Ltd. 1555 Peachtree Street NE, Suite 1800 Atlanta, GA 30309	24,447,689	[4]	6.39%

State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	21,707,880	[5]	5.67%

[1]	Percentage calculated using the Company’s outstanding share count as of March 31, 2020.

[2]

Pursuant to a Schedule 13G/A filed with the SEC on February 12, 2020, The Vanguard Group stated that it had sole voting power as to 585,066 shares, shared voting power as to 122,855 shares, sole dispositive power as to 44,732,734 shares, and shared dispositive power as to 664,647 shares as of December 31, 2019.

[3]

Pursuant to a Schedule 13G/A filed with the SEC on February 5, 2020, BlackRock, Inc. stated that it had sole voting power as to 25,647,070 shares and sole dispositive power as to 29,843,172 shares as of December 31, 2019.

[4]

Pursuant to a Schedule 13G/A filed with the SEC on February 11, 2020, Invesco Ltd. stated that it had sole voting power as to 22,918,193 shares and sole dispositive power as to 24,447,689 shares as of December 31, 2019.

[5]

Pursuant to a Schedule 13G filed with the SEC on February 13, 2020, State Street Corporation stated that it had shared voting power as to 19,814,161 shares and shared dispositive power as to 21,688,072 shares as of December 31, 2019.

82	Commitment Runs Deep

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (cont’d)

Security Ownership of Management

The following table sets forth as of March 31, 2020 the number and percentage of shares of our common stock beneficially owned by each of our named executive officers, Directors, and Director nominees and by all our executive officers, Directors, and Director nominees as a group. Unless otherwise noted, the persons named below have sole voting, sole investment power, or both.

	Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]		Percent of Class

David A. Hager*	812,158		**

Jeffrey L. Ritenour	236,655	[2]	**

Michael M. Kanovsky*	169,517	[3]	**

Lyndon C. Taylor	151,615		**

David G. Harris	121,093	[4]	**

Tana K. Cashion	70,233		**

John E. Bethancourt*	65,496		**

Mary P. Ricciardello*	54,221	[5]	**

Duane C. Radtke*	52,465	[6]	**

Robert A. Mosbacher, Jr.*	47,936	[7]	**

Barbara M. Baumann*	47,046		**

Robert H. Henry*	33,382	[8]	**

Keith O. Rattie*	29,027		**

John Krenicki Jr.*	15,751		**

Ann G. Fox*	9,027		**

Tony D. Vaughn	359,299	[9]	**

All of our executive officers, Directors, and Director nominees as of March 31, 2020, as a group (16 persons)	2,274,921	[10]	**

*	Director

**	Less than 1%

[1]

For purposes of this table, shares beneficially owned include shares of common stock (including unvested shares of restricted stock with respect to which executive officers and Directors have voting power) as well as shares of common stock that can be acquired through the exercise of stock options within 60 days of March 31, 2020.

[2]	Includes 236,500 shares owned by Mr. Ritenour and 155 shares held in the Devon Energy Incentive Savings Plan.

[3]

Includes 29,832 shares owned by Mr. Kanovsky, 136,685 shares held indirectly through a family-owned entity in which Mr. Kanovsky shares voting and investment power, and 3,000 shares that are deemed beneficially owned pursuant to stock options held by Mr. Kanovsky.

[4]	Includes 106,376 shares owned by Mr. Harris and 14,717 held indirectly through trusts in which Mr. Harris shares voting and investment control.

[5]	Includes 51,221 shares owned by Ms. Ricciardello and 3,000 shares that are deemed beneficially owned pursuant to stock options held by Ms. Ricciardello.

83	Commitment Runs Deep

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (cont’d)

[6]	Includes 49,465 shares owned by Mr. Radtke and 3,000 shares that are deemed beneficially owned pursuant to stock options held by Mr. Radtke.

[7]	Includes 44,936 shares owned by Mr. Mosbacher and 3,000 shares that are deemed beneficially owned pursuant to stock options held by Mr. Mosbacher.

[8]	Includes 30,382 shares owned by Mr. Henry and 3,000 shares that are deemed beneficially owned pursuant to stock options held by Mr. Henry.

[9]	In September 2019, Mr. Vaughn changed roles with the Company from an executive officer to a senior advisor, which is a non-executive officer position.

[10]	Includes 15,000 shares that are deemed beneficially owned pursuant to stock options held by Directors.

84	Commitment Runs Deep

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

Proposals for Inclusion in our 2021 Proxy Statement

SEC rules permit stockholders to submit proposals to be included in our Proxy Statement if the stockholder and the proposal satisfy the requirements specified in Rule 14a-8 under the Securities Exchange Act of 1934. For a stockholder proposal to be considered for inclusion in our Proxy Statement for the 2021 Annual Meeting of Stockholders, the proposal must be received at the address provided below by December 23, 2020.

Director Nominations for Inclusion in our 2021 Proxy Statement (Proxy Access)

Our proxy-access bylaw permits a stockholder (or a group of up to 20 stockholders) owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s Proxy Statement director candidates constituting up to the greater of two individuals or 20% of the Board, if the nominating stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws. For the 2021 Annual Meeting of Stockholders, notice of a proxy-access nomination must be received at the address provided below no later than December 23, 2020 and no earlier than November 23, 2020.

Other Proposals or Nominations to be brought before our 2021 Annual Meeting

Our Bylaws permit a stockholder to propose items of business and nominate director candidates that are not intended to be included in our Proxy Statement if the stockholder complies with the procedures set forth in our Bylaws. For the 2021 Annual Meeting of Stockholders, notice of such proposals or nominations must be received at the address provided below no later than March 5, 2021 and no earlier than February 3, 2021.

If the Company moves the 2021 Annual Meeting of Stockholders to a date that is more than 30 days before or after the date which is the one-year anniversary of this year’s Annual Meeting date (i.e., June 3, 2021), the Company must receive notice of such proposals no earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Address for Submission of Notices and Additional Information

All stockholder nominations of individuals for election as directors or proposals of other items of business to be considered by stockholders at the 2021 Annual Meeting of Stockholders (whether or not intended for inclusion in our Proxy Statement) must be submitted in writing to our Corporate Secretary at 333 W. Sheridan Avenue, Oklahoma City, Oklahoma 73102, or by email to CorporateSecretary@dvn.com.

In addition, both the proxy access and the advance notice provisions of our bylaws require a stockholder’s notice of a nomination or other item of business to include certain information. Director nominees must also meet certain eligibility requirements. Any stockholder considering introducing a nomination or other item of business should carefully review our Bylaws.

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FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

What are the Board of Directors’ voting recommendations?

•	For the election of the eleven Director nominees named in this Proxy Statement for a term expiring at the next Annual Meeting of Stockholders;

•	For the ratification of the appointment of our independent auditors for 2020; and

•	For the approval, on an advisory basis, of executive compensation.

Who is entitled to vote?

Stockholders as of the close of business on April 6, 2020 (the Record Date) are eligible to vote their shares at the Annual Meeting. As of the Record Date, there were 382,743,231 shares of our common stock outstanding. Each share of common stock is entitled to one vote at the Annual Meeting.

How do I vote?

You may:

•	attend the Annual Meeting and vote in person; or

•

dial the toll-free number listed on the Proxy Card or Voting Instruction Form. Easy-to-follow voice prompts allow you to vote your shares and confirm that your voting instructions have been properly recorded. Telephone voting will be available 24 hours a day and will close at 11:59 p.m. Eastern time on June 2, 2020; or

•

go to the website www.proxyvote.com and follow the instructions, and confirm that your voting instructions have been properly recorded. If you vote using the website, you can request electronic delivery of future proxy materials. Internet voting will be available 24 hours a day and will close at 11:59 p.m. (Eastern time) on June 2, 2020; or

•	if you elected to receive a paper copy of your proxy materials, mark your selections on the Proxy Card, date and sign it, and return the card in the pre-addressed, postage-paid envelope provided.

Why did I receive a Notice Regarding the Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?

SEC rules allow companies to furnish proxy materials over the Internet. We have sent a Notice of Internet Availability of Proxy Materials (the Notice) to most of our stockholders instead of a paper copy of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by email. A stockholder’s election to receive proxy materials by mail or email will remain in effect until the stockholder terminates it.

Why did I receive paper copies of proxy materials?

We are providing paper copies of the proxy materials instead of the Notice to certain stockholders, including those who have previously requested to receive them. If you prefer to no longer receive printed proxy materials, you may consent to receive all future proxy materials electronically via email. To sign up for electronic delivery, please follow the instructions provided in your proxy materials. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

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FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING (cont’d)

How do I vote the shares held in my Devon 401(k) Plan account?

If you are a participant in the Devon Energy Corporation Incentive Savings Plan (the 401(k) Plan), you have the right to direct Fidelity Management Trust Company (the 401(k) Plan Trustee) regarding how to vote the shares attributable to your individual account. To provide your direction, please follow the instructions you received via email or on the Voting Instruction Form that you received from Broadridge Financial Solutions, Inc. (Broadridge).

The 401(k) Plan Trustee will vote your shares in the 401(k) Plan account in accordance with your instructions. If instructions are not received by May 31, 2020, the shares credited to your account will not be voted.

Will each stockholder in our household receive proxy materials?

Generally, no. We try to provide only one set of proxy materials to be delivered to multiple stockholders sharing an address unless you have given us other instructions. Any stockholder at a shared address may request delivery of single or multiple copies of proxy materials for future meetings or an additional copy of the proxy materials for this meeting by contacting Broadridge at 1-866-540-7095.

Who will be admitted to the Annual Meeting?

Admission to the Annual Meeting will be limited to our stockholders of record, persons holding proxies from our stockholders, beneficial owners of our common stock and our employees. If your shares are registered in your name, we will verify your ownership at the meeting in our list of stockholders as of the Record Date. If your shares are held through a broker, bank or other nominee, you must bring proof of your ownership of the shares. This proof could consist of, for example, a bank or brokerage firm account statement or a letter from your bank or broker confirming your ownership as of the Record Date.

If I vote via telephone or the Internet or by mailing my Proxy Card, may I still attend the Annual Meeting?

Yes.

What if I want to change my vote?

You may revoke your proxy before it is voted by submitting a new proxy with a later date (by mail, telephone or Internet), by voting at the Annual Meeting, or by filing a written revocation with our Corporate Secretary. Your attendance at the Annual Meeting will not automatically revoke your proxy.

Who will count the votes?

Broadridge will tabulate the votes.

What constitutes a quorum?

A majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum. If you vote by telephone or Internet or by returning your Proxy Card, you will be considered part of the quorum. Broadridge, the Inspector of Election, will treat shares represented by a properly executed proxy as present at the meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner submits a proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power for that item and has not received instructions from the beneficial owner.

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FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING (cont’d)

How many votes will be required to approve a proposal?

For the election of Directors, a nominee for Director in an uncontested election shall be elected if the votes cast “for” such nominee’s election exceed the votes “withheld” in such nominee’s election. Any nominee for Director in a contested election shall be elected by a plurality of the votes cast.

Our Corporate Governance Guidelines and Bylaws contain a director resignation policy which provides that any nominee for Director in an uncontested election who fails to receive a greater number of votes cast “for” such nominee’s election than the votes cast “withheld” in such nominee’s election shall tender his or her written offer of resignation to the Governance Committee of the Board of Directors within 90 days from the date of the election. The Governance Committee will consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation.

With respect to all other matters, the affirmative vote of the holders of a majority of the total number of votes represented at the Annual Meeting is required to take the action.

Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy.

Can brokers who hold shares in street name vote those shares if they have received no instructions?

Under the rules of the New York Stock Exchange (the NYSE), brokers may not vote the shares held by them in street name for their customers and for which they have not received instructions, except with respect to a routine matter. The only matter to be voted on at the Annual Meeting that is considered routine for these purposes is the ratification of the appointment of the independent auditors. This means that brokers may not vote your shares on any other matter if you have not given instructions as to how to vote. Please be sure to give voting instructions to your broker so that your vote will be counted.

How will you treat abstentions and broker non-votes?

We will:

•	count abstentions and broker non-votes for purposes of determining the presence of a quorum at the Annual Meeting;

•	consider neither abstentions nor broker non-votes for the election of Directors;

•

treat abstentions as votes not cast but as shares represented at the Annual Meeting for determining results on actions requiring a majority of shares present and entitled to vote at the Annual Meeting; and

•	not consider broker non-votes for determining actions requiring a majority of shares present and entitled to vote at the Annual Meeting.

Who pays the solicitation expenses?

We will bear the cost of solicitation of proxies. Proxies may be solicited by mail or personally by our Directors, officers, or employees, none of whom will receive additional compensation for such solicitation. We have retained D.F. King & Co. to assist in the solicitation of proxies at an estimated cost of $10,500 plus reasonable expenses. Those holding shares of common stock of record for the benefit of others, or nominee holders, are being asked to distribute proxy soliciting materials to, and request voting instructions from, the beneficial owners of such shares. We will reimburse nominee holders for their reasonable out-of-pocket expenses.

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FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING (cont’d)

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. Final voting results will be included in a Form 8-K that will be filed with the SEC within four business days after the Annual Meeting. You may obtain a copy of the Form 8-K and other reports free of charge at www.devonenergy.com, or by contacting us at (405) 235-3611 or CorporateSecretary@dvn.com, or by accessing the SEC’s website at www.sec.gov.

Will the Company’s independent auditors be available at the Annual Meeting to respond to questions?

Yes. The Audit Committee of the Board of Directors has approved KPMG LLP to serve as our independent auditors for the year ending December 31, 2020. Representatives of KPMG LLP will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to stockholder questions.

How will I receive Notice of a Virtual Annual Meeting?

If we elect to host a virtual Annual Meeting instead of an in-person Annual Meeting, we will issue a press release and make a filing with the SEC.

How will a virtual Annual Meeting be conducted?

All relevant details will be contained in the press release and the filing with the SEC.

Where can I contact the Company?

Our contact information is:

Corporate Secretary

Devon Energy Corporation

333 W. Sheridan Avenue

Oklahoma City, Oklahoma 73102

(405) 235-3611

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OTHER MATTERS

Our Board of Directors knows of no other matters to come before the meeting other than as set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxies as they deem advisable in accordance with their best judgment.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

Oklahoma City, Oklahoma April 22, 2020	Christopher J. Kirt Vice President Corporate Governance and Secretary

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Appendix A

Explanation and Reconciliation of Non-GAAP Financial Measures

This Proxy Statement includes the non-GAAP financial measures of “Cash Return on Capital Employed” and “All-In Asset Rate of Return.” These measures were used as components of the Company’s performance scorecard for purposes of determining the performance cash bonuses for 2019. Non-GAAP measures are not alternatives to GAAP measures, and you should not consider non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Set forth below is additional information regarding both of these measures.

Cash Return on Capital Employed

We define Cash Return on Capital Employed, or CROCE, as the quotient of an adjusted cash flow metric over the average capital employed. The adjusted cash flow metric is the sum of cash flow from operating activities, adjusted for balance sheet changes, plus net financing costs and certain tax benefits. Average capital employed is the average of the capital employed as of the beginning and ending of the relevant period, with capital employed calculated as the sum of short and long-term debt plus stockholders’ equity attributable to Devon less cash and cash equivalents. A detailed calculation of Cash Return on Capital Employed is provided below, which includes reconciliations to the most directly comparable GAAP measures.

(dollar amounts in millions)	2019
Cash Return on Capital Employed (CROCE) (Non-GAAP)
Cash flow from operating activities (GAAP)	$2,043
Changes in assets and liabilities, net	82

Cash flow from operating activities before balance sheet changes (Non-GAAP)	2,125

Total net financing costs (GAAP)	250
Tax benefit imputed (based on 28%)	(70)

After-tax net financing costs (Non-GAAP)	180

Adjusted cash flow (Non-GAAP) (1) - (a)	$2,305

Total capitalization - beginning balance:
Short and long-term debt (GAAP)	$5,947
Total stockholders’ equity attributable to Devon (GAAP)	9,186
Less: cash, cash equivalents and restricted cash (GAAP)	(2,414)

Total capitalization - beginning balance (Non-GAAP)	$12,719
Total capitalization - ending balance:
Short and long-term debt (GAAP)	$4,294
Total stockholders’ equity attributable to Devon (GAAP)	5,802
Less: cash, cash equivalents and restricted cash (GAAP)	(1,844)

Total capitalization - ending balance (Non-GAAP)	$8,252

Average total capitalization (Non-GAAP) (2) - (b)	$10,486

CROCE (Non-GAAP) - (a) / (b)	22%

(1)	Sum of cash flow from operating activities before balance sheet changes, and after-tax net financing costs.

(2)	Average of the beginning and ending total capitalization balances.

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Appendix A

Explanation and Reconciliation of Non-GAAP Financial Measures (cont’d)

All-In Asset Rate of Return

All-In Asset Rate of Return is generally intended to serve as a measurement of the internal rate of return on capital investment over a two-year period, after burdening for general and administrative expense and certain corporate costs. This measurement is based upon, among other things, the estimated future volumes and cash flows of wells brought online after the commencement of the two-year period, an assumed flat commodity price environment for purposes of calculating revenues and losses or gains on hedges and the estimated production expenses (such as lease operating expense and certain taxes) associated with the wells brought online after the commencement of the two-year period. Because this metric pertains to the estimated performance of specific wells and includes numerous assumptions, it cannot be calculated from our consolidated financial statements.

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Devon Energy Corporation

333 W. Sheridan Avenue

Oklahoma City, OK 73102

(405) 235-3611

devonenergy.com

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time the day before the meeting date. Have your Proxy Card in hand when you access the web site and follow the instructions. DEVON ENERGY CORPORATION 333 W. SHERIDAN AVE. VOTE BY PHONE - 1-800-690-6903 OKLAHOMA CITY, OK 73102 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time the day before the meeting date. Have your Proxy Card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your Proxy Card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy materials electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D10296-P31916-Z76155 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DEVON ENERGY CORPORATION For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark For All Except and write the The Board of Directors recommends a vote FOR the nominees number(s) of the nominee(s) on the line below. listed in Agenda Item 1. 1. Election of Directors ! ! ! Nominees: 01) Barbara M. Baumann 07) John Krenicki Jr. 02) John E. Bethancourt 08) Robert A. Mosbacher Jr. 03) Ann G. Fox 09) Duane C. Radtke 04) David A. Hager 10) Keith O. Rattie 05) Robert H. Henry 11) Mary P. Ricciardello 06) Michael M. Kanovsky The Board of Directors recommends a vote FOR Agenda Item 2. For Against Abstain 2. Ratify the appointment of the Company's Independent Auditors for 2020. ! ! ! The Board of Directors recommends a vote FOR Agenda Item 3. 3. Advisory Vote to Approve Executive Compensation. ! ! ! 4. OTHER MATTERS For address changes and/or comments, please check this box and write ! them on the back where indicated. Please indicate if you plan to attend this meeting. ! ! Yes No Please sign exactly as your name appears above, indicating your official position or representative capacity, if applicable. If shares are held jointly, each owner should sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateVOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time the day before the meeting date. Have your Proxy Card in hand when you access the web site and follow the instructions. DEVON ENERGY CORPORATION 333 W. SHERIDAN AVE. VOTE BY PHONE - 1-800-690-6903 OKLAHOMA CITY, OK 73102 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time the day before the meeting date. Have your Proxy Card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your Proxy Card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy materials electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D10296-P31916-Z76155 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DEVON ENERGY CORPORATION For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark For All Except and write the The Board of Directors recommends a vote FOR the nominees number(s) of the nominee(s) on the line below. listed in Agenda Item 1. 1. Election of Directors ! ! ! Nominees: 01) Barbara M. Baumann 07) John Krenicki Jr. 02) John E. Bethancourt 08) Robert A. Mosbacher Jr. 03) Ann G. Fox 09) Duane C. Radtke 04) David A. Hager 10) Keith O. Rattie 05) Robert H. Henry 11) Mary P. Ricciardello 06) Michael M. Kanovsky The Board of Directors recommends a vote FOR Agenda Item 2. For Against Abstain 2. Ratify the appointment of the Company's Independent Auditors for 2020. ! ! ! The Board of Directors recommends a vote FOR Agenda Item 3. 3. Advisory Vote to Approve Executive Compensation. ! ! ! 4. OTHER MATTERS For address changes and/or comments, please check this box and write ! them on the back where indicated. Please indicate if you plan to attend this meeting. ! ! Yes No Please sign exactly as your name appears above, indicating your official position or representative capacity, if applicable. If shares are held jointly, each owner should sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting The following proxy materials are available at www.proxyvote.com: • Notice and Proxy Statement • Annual Report on Form 10-K D10297-P31916-Z76155 DEVON ENERGY CORPORATION PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Devon Energy Corporation, a Delaware corporation, hereby nominates and appoints David A. Hager and Christopher J. Kirt, with full power of substitution, as true and lawful agents and proxies to represent the undersigned and vote all shares of common stock of Devon Energy Corporation owned by the undersigned in all matters coming before the Annual Meeting of Stockholders (or any adjournment thereof) of Devon Energy Corporation to be held at the Devon Energy Center Auditorium, 333 W. Sheridan Ave., Oklahoma City, Oklahoma, on Wednesday, June 3, 2020 at 8:00 a.m. local time. The Board of Directors recommends a vote FOR Agenda Items 1, 2, and 3 as set forth on the reverse side. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED ON THE REVERSE SIDE BY THE STOCKHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. Do not return your Proxy Card if you are voting by telephone or Internet. Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) TO BE SIGNED ON REVERSE SIDEImportant Notice Regarding the Availability of Proxy Materials for the Annual Meeting The following proxy materials are available at www.proxyvote.com: • Notice and Proxy Statement • Annual Report on Form 10-K D10297-P31916-Z76155 DEVON ENERGY CORPORATION PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Devon Energy Corporation, a Delaware corporation, hereby nominates and appoints David A. Hager and Christopher J. Kirt, with full power of substitution, as true and lawful agents and proxies to represent the undersigned and vote all shares of common stock of Devon Energy Corporation owned by the undersigned in all matters coming before the Annual Meeting of Stockholders (or any adjournment thereof) of Devon Energy Corporation to be held at the Devon Energy Center Auditorium, 333 W. Sheridan Ave., Oklahoma City, Oklahoma, on Wednesday, June 3, 2020 at 8:00 a.m. local time. The Board of Directors recommends a vote FOR Agenda Items 1, 2, and 3 as set forth on the reverse side. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED ON THE REVERSE SIDE BY THE STOCKHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. Do not return your Proxy Card if you are voting by telephone or Internet. Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) TO BE SIGNED ON REVERSE SIDE